                                                                     EXHIBIT 2.1


                                                                  EXECUTION COPY



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                          AGREEMENT AND PLAN OF MERGER

                                      Among

                                 Zonagen, Inc.,

                                Lavipharm Corp.,

                                 Lavipharm S.A.

                                       and

                          Lavipharm Group Holding S.A.

                          Dated as of October 30, 2002







================================================================================



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                                TABLE OF CONTENTS

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

                                    ARTICLE I
                                   THE MERGER

SECTION 1.01               The Merger............................................................................2
SECTION 1.02               Effective Time; Closing...............................................................2
SECTION 1.03               Effect of the Merger..................................................................2
SECTION 1.04               Certificate of Incorporation; By-laws.................................................2

                                   ARTICLE II
               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

SECTION 2.01               Conversion of Securities..............................................................3
SECTION 2.02               Exchange of Certificates..............................................................4
SECTION 2.03               Stock Transfer Books..................................................................5
SECTION 2.04               Company Options.......................................................................5
SECTION 2.05               Parent Rights Plan....................................................................6
SECTION 2.06               Additional Payments...................................................................6

                                   ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
                             THE COMPANY STOCKHOLDER

SECTION 3.01               Incorporation and Authority of Each of the Company Stockholders.......................9
SECTION 3.02               Corporate Organization................................................................9
SECTION 3.03               Certificate of Incorporation and By-laws.............................................10
SECTION 3.04               Capitalization.......................................................................10
SECTION 3.05               Authority Relative to this Agreement.................................................10
SECTION 3.06               No Conflict; Required Filings and Consents...........................................10
SECTION 3.07               Permits; Compliance..................................................................11
SECTION 3.08               Financial Information................................................................12
SECTION 3.09               Absence of Certain Changes or Events.................................................12
SECTION 3.10               Absence of Litigation................................................................12
SECTION 3.11               Vote Required........................................................................13
SECTION 3.12               Intellectual Property................................................................13
SECTION 3.13               Employee Benefit Matters.............................................................13
SECTION 3.14               Key Employees........................................................................16
SECTION 3.15               Tax Matters..........................................................................17
SECTION 3.16               Brokers..............................................................................17
SECTION 3.17               Subsidiaries.........................................................................17
SECTION 3.18               Material Misstatements or Omissions..................................................18
SECTION 3.19               No Undisclosed Liabilities...........................................................18
SECTION 3.20               Title to Properties; Absence of Liens; Entire Assets.................................18
SECTION 3.21               Material Contracts...................................................................18
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SECTION 3.22               Books and Records....................................................................20
SECTION 3.23               Real Property........................................................................20
SECTION 3.24               Insurance............................................................................20
SECTION 3.25               Environmental Matters................................................................20
SECTION 3.26               Status of Company Stockholders Receiving Parent Common Stock.........................21
SECTION 3.27               Transactions with Directors and Officers.............................................21
SECTION 3.28               Absence of Restriction on Business Activities........................................21
SECTION 3.29               Certain Business Practices...........................................................22

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF PARENT

SECTION 4.01               Corporate Organization...............................................................22
SECTION 4.02               Certificate of Incorporation and By-laws.............................................22
SECTION 4.03               Capitalization.......................................................................23
SECTION 4.04               Authority Relative to this Agreement.................................................23
SECTION 4.05               No Conflict; Required Filings and Consents...........................................23
SECTION 4.06               Permits; Compliance..................................................................24
SECTION 4.07               SEC Filings; Financial Statements....................................................24
SECTION 4.08               Absence of Certain Changes or Events.................................................25
SECTION 4.09               Absence of Litigation................................................................25
SECTION 4.10               Vote Required........................................................................26
SECTION 4.11               Intellectual Property................................................................26
SECTION 4.12               Employee Benefit Matters.............................................................26
SECTION 4.13               Key Employees........................................................................28
SECTION 4.14               Tax Matters..........................................................................29
SECTION 4.15               Opinion of Financial Advisor.........................................................30
SECTION 4.16               Brokers..............................................................................30
SECTION 4.17               Parent Rights Agreement..............................................................30
SECTION 4.18               Investment Company Act...............................................................30
SECTION 4.19               Subsidiaries.........................................................................30
SECTION 4.20               No Undisclosed Liabilities...........................................................30
SECTION 4.21               Title to Properties; Absence of Liens; Entire Assets.................................31
SECTION 4.22               Books and Records....................................................................31
SECTION 4.23               Real Property........................................................................31
SECTION 4.24               Insurance............................................................................31
SECTION 4.25               Environmental Matters................................................................32

                                    ARTICLE V
                     CONDUCT OF BUSINESS PENDING THE MERGER

SECTION 5.01               Conduct of Business by the Company Pending the Merger................................32
SECTION 5.02               Conduct of Business by Parent Pending the Merger.....................................34
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
                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

SECTION 6.01               Company Stockholders' Approval.......................................................36
SECTION 6.02               Parent Proxy Statement...............................................................37
SECTION 6.03               Parent Stockholders' Meeting.........................................................38
SECTION 6.04               Access to Information; Confidentiality...............................................38
SECTION 6.05               No Solicitation of Transactions......................................................38
SECTION 6.06               Employee Benefits Matters............................................................40
SECTION 6.07               Notification of Certain Matters......................................................41
SECTION 6.08               Further Action; Reasonable Best Efforts..............................................41
SECTION 6.09               Plan of Reorganization...............................................................42
SECTION 6.10               Nasdaq Quotation.....................................................................42
SECTION 6.11               Delisting from Pacific Stock Exchange................................................43
SECTION 6.12               Public Announcements.................................................................43
SECTION 6.13               Surviving Corporation Board; Management..............................................43
SECTION 6.14               Conveyance Matters...................................................................43
SECTION 6.15               Registration.........................................................................43
SECTION 6.16               Available Cash of Parent.............................................................44
SECTION 6.17               Interested Transactions..............................................................44
SECTION 6.18               Post-Closing Headquarters............................................................44
SECTION 6.19               Directors' and Officers' Indemnification and Insurance...............................44
SECTION 6.20               Company Indebtedness.................................................................45
SECTION 6.21               Cancellation of Indebtedness.........................................................45
SECTION 6.22               Product Liabilities Insurance........................................................45

                                   ARTICLE VII
                            CONDITIONS TO THE MERGER

SECTION 7.01               Conditions to the Obligations of Each Party..........................................45
SECTION 7.02               Conditions to the Obligations of Parent..............................................46
SECTION 7.03               Conditions to the Obligations of the Company and the Company Stockholders............47

                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

SECTION 8.01               Termination..........................................................................48
SECTION 8.02               Effect of Termination................................................................50
SECTION 8.03               Fees and Expenses....................................................................50
SECTION 8.04               Amendment............................................................................51
SECTION 8.05               Waiver...............................................................................51

                                   ARTICLE IX
                               GENERAL PROVISIONS

SECTION 9.01               Survival of Representations, Warranties and Agreements...............................52
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
SECTION 9.02               Indemnification......................................................................52
SECTION 9.03               Exclusive Remedies...................................................................55
SECTION 9.04               Notices..............................................................................55
SECTION 9.05               Certain Definitions..................................................................57
SECTION 9.06               Severability.........................................................................64
SECTION 9.07               Entire Agreement; Assignment.........................................................64
SECTION 9.08               Parties in Interest..................................................................64
SECTION 9.09               Specific Performance.................................................................64
SECTION 9.10               Governing Law........................................................................64
SECTION 9.11               Headings.............................................................................65
SECTION 9.12               Counterparts.........................................................................65


EXHIBIT A         Directors and Officers of Parent Party to the Parent Voting Agreement
EXHIBIT B-1       Form of Company Tax Officer's Certificate
EXHIBIT B-2       Form of Parent Officer's Tax Certificate
EXHIBIT C         Directors of Surviving Corporation Following the Merger
EXHIBIT D         Senior Management of Surviving Corporation Following the Merger
EXHIBIT E         Form of Stockholders Agreement/Registration Rights Agreement
EXHIBIT F         Form of Legal Opinion of Counsel to Parent
EXHIBIT G         Form of FIRPTA Certificate
EXHIBIT H         Form of Legal Opinion of Company Counsel
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                                       iv

                  AGREEMENT AND PLAN OF MERGER, dated as of October 30, 2002 (this "Agreement"), among Zonagen, Inc., a Delaware corporation ("Parent"), Lavipharm Corp., a Delaware corporation (the "Company"), Lavipharm S.A., a Greek corporation ("L-S.A."), and Lavipharm Group Holding S.A., a Luxembourg corporation ("LGH", and each of L-S.A. and LGH being a "Company Stockholder" and together, the "Company Stockholders").

                  WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), the parties will enter into a business combination transaction pursuant to which the Company will merge with and into Parent (the "Merger");

                  WHEREAS, the Board of Directors of Parent (the "Parent Board") has: (i) determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and fair to, and in the best interests of, Parent and its stockholders and has approved and adopted this Agreement and declared its advisability, and approved the Merger and the other transactions contemplated by this Agreement and (ii) unanimously recommended that the stockholders of Parent approve and adopt this Agreement, the issuance of shares of Parent Common Stock contemplated hereby and the Certificate Amendments;

                  WHEREAS, the Board of Directors of the Company (the "Company Board") has: (i) determined that the Merger is consistent with and in furtherance of the long-term business strategy of the Company and fair to, and in the best interests of, the Company and its stockholders and has approved and adopted this Agreement and declared its advisability, and approved the Merger and the other transactions contemplated by this Agreement and (ii) unanimously recommended that the stockholders of the Company approve and adopt this Agreement;

                  WHEREAS, concurrently with the execution of this Agreement and as a condition and an inducement to the Company to enter into this Agreement, the Company and the directors and executive officers of Parent set forth on Exhibit A hereof have entered into a Voting Agreement, dated as of the date hereof (the "Parent Voting Agreement") providing that, among other things, such stockholders of Parent will vote their shares of Parent Common Stock in favor of this Agreement, the Merger and the other transactions contemplated by this Agreement;

                  WHEREAS, concurrently with the execution of this Agreement and as a condition and an inducement to Parent to enter into this Agreement, Parent, each of the Company Stockholders, Technopharm S.a.r.l., a Luxembourg limited liability company, the Chairman of the Company Board, and the President and Chief Executive Officer of the Company have entered into a Voting Agreement (the "Company Voting Agreement") providing that, among other things, each such stockholder of the Company grants an irrevocable proxy to a specified officer of the Company to vote all its shares of Company Common Stock in favor of this Agreement, the Merger and the other transactions contemplated by this Agreement; and

                  WHEREAS, for United States federal income tax purposes, the Merger is intended to qualify as a reorganization under the provisions of
Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code");

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, the Company and each of the Company Stockholders hereby agree as follows:


                                    ARTICLE I

                                   THE MERGER

                  SECTION 1.01 The Merger. Upon the terms and subject to the conditions set forth in Article VII and in accordance with the DGCL, at the Effective Time (as defined in Section 1.02), the Company shall be merged with and into Parent. As a result of the Merger, the separate corporate existence of the Company shall cease and Parent shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

                  SECTION 1.02 Effective Time; Closing. As promptly as practicable after the satisfaction of the conditions set forth in Article VII, the parties shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL (the date and time of such filing of the Certificate of Merger being the "Effective Time"). Immediately prior to such filing of the Certificate of Merger, a closing (the "Closing") shall be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York, or such other place as the parties shall agree, for the purpose of confirming the satisfaction of the conditions set forth in Article VII.

                  SECTION 1.03 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Parent shall vest in the Surviving Corporation, and all Liabilities, restrictions and duties of each of the Company and Parent shall become the Liabilities, restrictions and duties of the Surviving Corporation.

                  SECTION 1.04 Certificate of Incorporation; By-laws. (a) At the Effective Time, the Certificate of Incorporation of Parent, as in effect immediately prior to the Effective Time shall be amended to give effect to the Certificate Amendments, and as so amended shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law.

                  (b) At the Effective Time, the By-laws of Parent, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law.

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                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

                  SECTION 2.01 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, the Company or the holders of any of the following securities:

                  (a) each share of common stock, par value $0.01 per share (the "Company Common Stock"), and each share of Series A convertible preferred stock, par value $0.01 per share (the "Company Series A Preferred Stock"), of the Company (all issued and outstanding shares of Company Common Stock, Company Series A Preferred Stock and Company Series B Preferred Stock (as defined below) being hereinafter collectively referred to as the "Shares") issued and outstanding immediately prior to the Effective Time (other than any Shares to be canceled pursuant to Section 2.01(c)) shall be canceled and shall be converted automatically, subject to Section 2.02, into the right to receive a pro rata number of the shares of common stock, par value $0.001 per share ("Parent Common Stock"), of Parent issuable at the Closing, payable upon surrender, in the manner provided in Section 2.02, of the certificate that formerly evidenced such Share; provided, however, that if there are any Company Warrants outstanding as of the second Business Day prior to Closing, for purposes of the Exchange Ratio calculation only, the shares of Company Common Stock issuable upon exercise of such Company Warrants shall be deemed to be issued and outstanding as of the date of Closing for purposes of this Section 2.01(a). The aggregate number of shares of Parent Common Stock issuable at the Closing pursuant to this Section 2.01(a) (the "Aggregate Closing Shares") shall be equal to the difference of (i)(A) the total number of shares of Parent Common Stock outstanding immediately prior to the Effective Time (the "Outstanding Parent Common Stock") divided by (B) 60%, less (ii) the total number of shares of Outstanding Parent Common Stock. The shares of Parent Common Stock issuable in exchange for each share of Company Common Stock and Company Series A Preferred Stock (the "Exchange Ratio"), and the shares of Parent Common Stock issuable pursuant to Section 2.01(b) for each share of Company Series B Preferred Stock, together with any cash paid in lieu of any fractional shares pursuant to Section 2.02(c), are referred to as the "Merger Consideration";

                  (b) each share of Series B preferred stock, par value $0.01 per share (the "Company Series B Preferred Stock"), of the Company issued and outstanding immediately prior to the Effective Time shall be canceled and shall be converted automatically, subject to Section 2.02, into the right to receive a number of shares of Parent Common Stock equal to (i) 2,000,000 divided by (ii) the number of outstanding shares of Company Series B Preferred Stock (the "Series B Preferred Stock Exchange Ratio"). The Parent Common Stock issued pursuant to this
         Section 2.01(b) shall not be deemed to be issuable and outstanding for purposes of calculating the number of shares of Outstanding Parent Common Stock pursuant to Section 2.01(a); and

                  (c) each Share held in the treasury of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment or distribution shall be made with respect thereto.

                  If, during the period between the date hereof and the Effective Time, any change in the capital stock of Parent shall occur by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period or any similar event, the Merger Consideration, the Exchange Ratio and the Series B Preferred Stock Exchange Ratio and their determination shall be appropriately adjusted.

                  SECTION 2.02 Exchange of Certificates. (a) Exchange Procedures. At the Closing, each stockholder of the Company shall surrender to Parent all of the certificates formerly representing the Shares (the "Certificates") held by such stockholder of the Company, together with any stock transfer tax stamps required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered and such other customary documents as may reasonably be required by Parent, in exchange for the Merger Consideration payable to such stockholder of the Company. Immediately following the Effective Time, all Certificates surrendered to Parent shall be canceled.

                  (b) No Further Rights in Company Common Stock. All shares of Parent Common Stock issued upon conversion of the Shares in accordance with the terms hereof (including any cash paid pursuant to Section 2.02(c)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares.

                  (c) No Fractional Shares. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. Each holder of a fractional share interest shall be paid an amount in cash (without interest) equal to the product obtained by multiplying (i) such fractional share interest to which such holder (after taking into account all fractional share interests then held by such holder) would otherwise be entitled by (ii) the average of the per share closing prices on The Nasdaq National Market (the "Nasdaq") of shares of Parent Common Stock during the ten consecutive trading days ending on (and including) the trading day immediately preceding the date of the Effective Time.

                  (d) Withholding Rights. The Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax law. The Surviving Corporation shall report any such withheld amounts to the appropriate Governmental Authority on a timely basis. To the extent that amounts are so withheld by the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by the Surviving Corporation.

                  (e) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Surviving Corporation shall issue in exchange for such lost, stolen or destroyed Certificate, the appropriate number of shares of Parent Common Stock for the applicable Merger Consideration payable for such Certificate.

                  SECTION 2.03 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Shares thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates representing Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided in this Agreement or by Law.

                  SECTION 2.04 Company Options. (a) Prior to the Effective Time, Parent and the Company shall take such action as may be necessary to cause each unexpired and unexercised option, whether vested or unvested, to purchase shares of Company Common Stock (a "Company Option") under the Company's Equity Plan (the "Company's Equity Plan") to be automatically converted at the Effective Time into an option (a "Substituted Option") to purchase a number of shares of Parent Common Stock equal to the product of (i) the Exchange Ratio and (ii) the number of shares of Company Common Stock subject to the Company Option (rounded down to the nearest whole number of shares of Parent Common Stock) at a price per share of Parent Common Stock equal to the per-share option exercise price specified in the Company Option divided by the Exchange Ratio (rounded up to the nearest whole cent). Each Substituted Option shall otherwise be subject to the identical terms and conditions as its corresponding Company Option, including, without limitation, terms and conditions with respect to vesting, exercisability, change in control benefits, cash-out triggers, and adjustments upon changes in Parent Common Stock. In addition, and notwithstanding the foregoing, the terms of each Substituted Option shall provide each option holder with identical benefits (economic or otherwise) as those included in the corresponding Company Option. The date of grant of the Substituted Option shall be the date on which the corresponding Company Option was granted. At the Effective Time, (i) all references in the Company's Equity Plan and the related stock option agreements to the Company shall be deemed to refer to the Surviving Corporation and (ii) the Surviving Corporation shall assume all of the Company's obligations with respect to the Company Options as so amended. If necessary, Parent shall amend its stock option plan or take any other steps that are appropriate to permit compliance with the terms of this Section 2.04.

                  (b) In respect of each Substituted Option, and the shares of Parent Common Stock underlying such Substituted Option, Parent shall, as of the Effective Time, file and the Surviving Corporation shall keep current a Form S-8 or other appropriate registration statement, which registration statement shall be effective for so long as Substituted Options remain outstanding.

                  (c) Simultaneously with the Effective Time, the Surviving Corporation shall distribute to each holder of an outstanding Company Option an appropriate notice setting forth such holder's rights pursuant thereto and such Company Option shall continue in effect on the same terms and conditions (including any antidilution provisions, and subject to the adjustments required by this Section 2.04 after giving effect to the Merger). The Surviving Corporation shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Substituted Options pursuant to the terms set forth in this Section 2.04.

                  (d) Parent shall take such steps as may be required to cause, to the extent possible, the transactions contemplated in this Section 2.04 and any other disposition and/or acquisition of Parent equity securities in connection with this Agreement or the transactions contemplated hereby by an individual who is a director or officer of the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with the interpretive letter, dated January 12, 1999 issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.

                  Parent Rights Plan. Each person entitled to receive shares of Parent Common Stock pursuant to this Article II shall receive together with such shares of Parent Common Stock the number of Parent preferred share purchase rights (pursuant to the Rights Agreement dated as of September 1, 1999 between Parent and Computershare Investor Services LLC, as amended by the First Amendment to Rights Agreement dated as of September 6, 2002 by and between Parent, Computershare Investor Services LLC and Harris Trust and Savings Bank (as so amended, the "Parent Rights Agreement")) per share of Parent Common Stock equal to the number of Parent preferred share purchase rights associated with one share of Parent Common Stock at the Effective Time.

                  SECTION 2.06 Additional Payments. (a) Parent or the Surviving Corporation, as the case may be, shall issue and deliver to the stockholders of the Company set forth on Section 2.06(a) of the Company Disclosure Schedule (the "Earn-Out Stockholders") additional shares of Parent Common Stock (the "Earn-Out Shares") upon the occurrence of certain milestones before the close of business on December 31, 2003 (the "Earn-Out Period"), in accordance with the terms and conditions of this Section 2.06. So long as a Milestone occurs within the Earn-Out Period, the Earn-Out Shares will be issued to the Earn-Out Stockholders regardless of whether the applicable Milestone Determination Date approving the Milestone occurs during or after the Earn-Out Period.

                  (b) Within ten business days after a Milestone Determination Date, Parent or the Surviving Corporation, as the case may be, shall issue and deliver to the Earn-Out Stockholders in the proportion set forth on Section 2.06(a) of the Company Disclosure Schedule the number of Earn-Out Shares equal to the aggregate number of shares resulting from the following calculation:

                            y = T (PS) - (ACS + AMS)
                                --------------------
                                     (1 - T)

        y         =        Earn-Out Shares to be issued at each such Milestone
                           Determination Date.

        T         =        The Target Percentage (as defined below) of
                           outstanding shares of Parent Common Stock. The
                           "Target Percentage" for a particular Primary or Secondary Milestone shall be as follows:

                           o 45%, assuming one Secondary Milestone has occurred and no Primary Milestone has occurred;

                           o 50%, assuming both Secondary Milestones have occurred and no Primary Milestone has occurred;

                           o 50%, assuming the Primary Milestone has occurred and no Secondary Milestone has occurred;

                           o 55%, assuming the Primary Milestone has occurred and one Secondary Milestone has occurred; and

                           o 60%, assuming the Primary Milestone has occurred and both Secondary Milestones have occurred.

         PS       =        The sum of (i) the number of shares of Outstanding
                           Parent Common Stock, (ii) the Aggregate Closing
                           Shares and (iii) the aggregate number of Earn-Out
                           Shares issued prior to such Milestone Determination
                           Date.

         ACS      =        Aggregate Closing Shares.

         AMS      =        Aggregate number of Earn-Out Shares issued prior to
                           each such Milestone Determination Date.

                  (c) If any of the Milestones occur prior to the Effective Time, the appropriate number of Earn-Out Shares pursuant to this Section 2.06 shall be delivered to the Earn-Out Stockholders at the Closing.

                  (d) Promptly after the occurrence of a Primary or Secondary Milestone, either of the Company Stockholders shall notify Parent or the Surviving Corporation, as the case may be, in writing of such occurrence. If Parent receives such notice prior to the Closing, the Parent Board shall review such notice and make a determination as to whether the applicable agreement meets the requirements of such Primary or Secondary Milestone, as applicable. If the Surviving Corporation receives such notice after the Closing, the audit committee of the Surviving Corporation Board shall review such notice and make such determination. The Parent Board or the audit committee, as applicable, shall make such determination promptly, but in no event later than 20 business days after receipt of such notice from the Earn-Out Stockholders. If the Parent Board or the audit committee of the Surviving Corporation Board, as the case may be, determines that a Primary or Secondary Milestone has occurred, the date of such determination shall be deemed the "Board Milestone Determination Date" for such Primary or Secondary Milestone, and the Parent Board or audit committee, as applicable, shall deliver a written notice of such determination to the Company Stockholders. If the Parent Board or the audit committee, as the case may be, determines that a Primary or Secondary Milestone has not occurred, it shall deliver a written notice of such determination to the Company Stockholders. If the Parent Board or the audit committee, as the case may be, fails to deliver a written notice within 20 business days after receipt of the notice from the Earn-Out Stockholders, then the Parent Board or audit committee, as applicable, shall be deemed to have determined that the applicable event meets the requirements to have approved such Milestone, and such twentieth business day shall be deemed the "Board Milestone Determination Date".

                  (e) If the Parent Board or the audit committee, as applicable, shall have determined that a Primary or Secondary Milestone has not occurred, the Company Stockholders, acting together, may dispute such determination. Such dispute shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association upon notice (the "Arbitration Notice") of submission given by the Earn-Out Stockholders to Parent or the Surviving Corporation, as the case may be, and judgment upon the determination rendered by the arbitrators may be entered in any court having jurisdiction thereof. The arbitration shall be held in New York County, New York or in such other location as the parties may mutually agree upon. The arbitration will be conducted before a panel of three arbitrators, with one arbitrator named by each party within 15 days of receipt of the Arbitration Notice by Parent or the Surviving Corporation, as the case may be, and the third named by the two party-appointed arbitrators, or (if they should fail to agree on the third within 15 days after the two party-appointed arbitrators have been named) by the American Arbitration Association. The parties shall use reasonable best efforts to cause the arbitrators to reach a determination regarding the occurrence of the applicable Milestone within six months of their appointment. The arbitrators shall have no power to award punitive damages or any other damages not measured by the prevailing party's actual damages. The decision of the arbitrators shall be made in writing. Such written determination shall be delivered to Parent, or the Surviving Corporation, as the case may be, and the Company Stockholders and shall be final and binding upon the parties hereto; provided, however, that the judgment of the arbitrators shall have no binding or precedential effect with respect to any other controversy not before the arbitrators, whether or not similar to or related to the specific controversy decided by the arbitrators. All aspects of the arbitration shall be treated as confidential. Neither the parties nor the arbitrators may disclose the existence, content or results of the arbitration, except as necessary to comply with legal or regulatory requirements. Before making any such disclosure, a party shall give written notice to all other parties and shall afford such parties a reasonable opportunity to protect their interests. The expenses of arbitration, including reasonable compensation to the arbitrators, shall be borne one-half by Parent or the Surviving Corporation, as the case may be, and one-half by the Earn-Out Stockholders, except that each party shall bear the compensation and expenses of its own counsel and employees. If the arbitrators determine that a Primary or Secondary Milestone has occurred pursuant to the provisions of this Section 2.06(e), the date of such determination shall be deemed an "Arbitrator Milestone Determination Date". A "Milestone Determination Date" for any particular Primary or Secondary Milestone shall be the earlier to occur of a Board Milestone Determination Date or an Arbitrator Milestone Determination Date. If both the Parent Board or audit committee, as applicable, and the arbitrators determine that an event about which Parent or the Surviving Corporation, as the case may be, was notified by the Company Stockholders pursuant to Section 2.06(d) hereof does not constitute an occurrence of a Primary or Secondary Milestone, and if each delivers the applicable written notice of determination to the Company Stockholders as required under this
Section 2.06, such event shall be deemed to not be either a Primary or Secondary Milestone, notwithstanding the provision of notice by the

Company Stockholders to Parent or the Surviving Corporation, as the case may be, under Section 2.06(d) hereof, and as a result, no Earn-Out Shares shall be issued with respect to such event.


                                   ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
                            THE COMPANY STOCKHOLDERS

                  As an inducement to Parent to enter into this Agreement, the Company and each of the Company Stockholders hereby represents and warrants to Parent that, except as disclosed in the disclosure schedule delivered by the Company concurrently with the execution of this Agreement (the "Company Disclosure Schedule") (it being agreed that: (i) disclosure under any particular section of the Company Disclosure Schedule shall be deemed adequate for all sections of the Company Disclosure Schedule where disclosure would be applicable and (ii) only the Company Stockholders shall make the representations and warranties set forth in Sections 3.01 and 3.26):

                  SECTION 3.01 Incorporation and Authority of Each of the Company Stockholders. Each of the Company Stockholders is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of the Company Stockholders and the consummation by each of the Company Stockholders of the transactions contemplated hereby have been duly authorized by all necessary corporate actions on the part of each of the Company Stockholders, and no other corporate proceedings on the part of either of the Company Stockholders are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of the Company Stockholders and, assuming due authorization, execution and delivery by Parent, this Agreement constitutes a legal, valid and binding obligation of the Company Stockholder enforceable against each of the Company Stockholders in accordance with its terms.

                  SECTION 3.02 Corporate Organization. Each of the Company and its subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not prevent or materially delay consummation of the Merger and would not have a Company Material Adverse Effect. Each of the Company and its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions in which the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a Company Material Adverse Effect.

                  SECTION 3.03 Certificate of Incorporation and By-laws. The Company has heretofore furnished to Parent a complete and correct copy of the Certificate of Incorporation and the By-laws (or similar corporate documents for jurisdictions other than Delaware) of the Company and each of its subsidiaries, as amended to the date of this Agreement (the "Charter Documents"). Except as would not have a Company Material Adverse Effect, such Charter Documents are in full force and effect. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of their respective Charter Documents.

                  SECTION 3.04 Capitalization. The authorized capital stock of the Company consists of (i) 16,000,000 shares of Company Common Stock and (ii) 1,000,000 shares of preferred stock, par value $.01 per share, of the Company. As of the date of this Agreement, (A) 10,600,000 shares of Company Common Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable, (B) 254,000 shares of Company Common Stock are held in the treasury of the Company, (C) no shares of Company Common Stock are held by subsidiaries of the Company, (D) 990,000 shares of Company Series A Preferred Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable, and (E) 3,554,000 shares of Company Common Stock are reserved for future issuance pursuant to stock options and 990,000 shares of Company Common Stock would be issued upon conversion of the Company Series A Preferred Stock. Except for (i) stock options to acquire 1,853,863 shares of Company Common Stock granted pursuant to the Company's Equity Plan and (ii) the Company Series A Preferred Stock, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Company Common Stock. There are no outstanding contractual obligations of the Company to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in any person.

                  SECTION 3.05 Authority Relative to this Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining the necessary approvals of the stockholders of the Company, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement (the "Transactions"). The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the necessary approvals of the stockholders of the Company and the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                  SECTION 3.06 No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by the Company do not, and the performance of this

Agreement by the Company will not, (i) conflict with or violate the Certificate of Incorporation or By-laws of the Company, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.06(a) of the Company Disclosure Schedule have been obtained and all filings and obligations described in Section 3.06(a) of the Company Disclosure Schedule have been made, conflict with or violate any foreign or domestic law, statute, ordinance, rule, regulation, order, judgment or decree ("Law") applicable to the Company or by which any property or asset of it is bound or affected or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any property or asset of it is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or materially delay consummation of the Transactions and would not have a Company Material Adverse Effect.

                  (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any domestic or foreign governmental or regulatory authority ("Governmental Authority"), except: (i) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities or "blue sky" Laws ("Blue Sky Laws") and state takeover laws, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), the mandatory pre-merger notification requirements, if any, of competition authorities located outside the United States, and filing and recordation of appropriate merger documents as required by the DGCL, (ii) for applicable requirements of the New Jersey Industrial Site Recovery Act with respect to the Company's sale of the Company's owned New Jersey property to L-S.A., (iii) consents, approvals, authorizations, permits, filings or notifications required by the stockholders of the Company and (iv) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay consummation of the Merger, or otherwise prevent the Company from performing its material obligations under this Agreement.

                  SECTION 3.07 Permits; Compliance. Each of the Company and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for each of the Company and its subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), except where the failure to have, or the suspension or cancellation of, any of the Company Permits would not prevent or materially delay consummation of the Merger and would not have a Company Material Adverse Effect. As of the date of this Agreement, no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, except where the failure to have, or the suspension or cancellation of, any of the Company Permits would not prevent or materially delay consummation of the Merger and would not have a Company Material Adverse Effect. None of the Company or its subsidiaries is in conflict with, or in default, breach or violation of, (a) any Law applicable to it or by which any property or asset of any of the Company or its subsidiaries is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, Company Permit, franchise or other instrument or obligation to which any of the Company or its subsidiaries is a party or by which any of the Company or its subsidiaries or any property or asset of any of the Company or its subsidiaries is bound, except for any such conflicts, defaults, breaches or violations that would not prevent or materially delay consummation of the Merger and would not have a Company Material Adverse Effect.

                  SECTION 3.08 Financial Information. True and complete copies of (i) the audited consolidated balance sheets of the Company for each of the three fiscal years ended as of December 31, 2001, December 31, 2000 and December 31, 1999 and the related audited consolidated statements of earnings, stockholders' equity and cash flows for each of the fiscal years in the three-year period ended December 31, 2001 of the Company, together with all related notes thereto, accompanied by the reports thereon of the Company's accountants (collectively referred to herein as the "Financial Statements") and
(ii) the unaudited consolidated and consolidating balance sheet of the Company as of June 30, 2002 (the "Company Balance Sheet"), and the related consolidated statements of earnings and stockholders' equity of the Company (collectively referred to herein as the "Interim Financial Statements") are attached hereto as
Section 3.08 of the Company Disclosure Schedule. The Financial Statements and the Interim Financial Statements (i) were prepared in accordance with the books of account and other financial records of the Company, (ii) present fairly the financial condition, results of operations and cash flows of the Company and its subsidiaries as of the dates thereof or for the periods covered thereby, (iii) have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a basis consistent with the past practices of the Company except, in the case of the Interim Financial Statements, that such statements do not contain footnotes and are subject to normal recurring year-end adjustments and (iv) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the consolidated financial condition of the Company and its subsidiaries and the results of operations and cash flows of the Company and its subsidiaries as of the dates thereof or for the periods covered thereby.

                  SECTION 3.09 Absence of Certain Changes or Events. Since December 31, 2001, except as expressly contemplated by this Agreement, (a) each of the Company and its subsidiaries has conducted its business only in the ordinary course and in a manner consistent with past practice, and (b) there has not been any Company Material Adverse Effect.

                  SECTION 3.10 Absence of Litigation. Except as would not have a Company Material Adverse Effect, as of the date of this Agreement there is no litigation, suit, claim, action, proceeding or investigation (each, an "Action") pending or, to the knowledge of the Company, threatened (a) against (i) any of the Company, its subsidiaries or their respective businesses, (ii) any officers or directors of the Company or its subsidiaries in their capacity as such, or
(iii) any stockholder of the Company in such stockholder's capacity as a stockholder of the Company; (b) seeking to delay or enjoin the Transactions; or
(c) in which any of the Company or its subsidiaries is a plaintiff, including any derivative suits brought by or on behalf of the Company or any of its subsidiaries. Section 3.10 of the Company Disclosure Schedule identifies any agreement or other document or instrument entered into since January 1, 2000 settling any Action, or threat of any such Action, against any of the Company or its subsidiaries.

None of the Company or any of its subsidiaries are in default with respect to or subject to any Order, and there are no unsatisfied judgments against any of the Company or its subsidiaries or their businesses. None of the Actions set forth on Section 3.10 of the Company Disclosure Schedule, if determined adversely to either the Company or any of its subsidiaries, as applicable, would have a Company Material Adverse Effect.

                  SECTION 3.11 Vote Required. The only votes of the holders of any classes or series of capital stock of the Company necessary to approve this Agreement, the Merger and the other Transactions are (a) the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock, voting as a single class, and (b) the affirmative vote of the holders of a majority of the outstanding shares of Company Series A Preferred Stock, voting as a single class.

                  SECTION 3.12 Intellectual Property. To the knowledge of the Company, each of the Company and its subsidiaries owns, or is licensed to use, or otherwise has the right to use all Intellectual Property (including, without limitation, biological materials), all registrations of any of the foregoing, or applications therefor, and all grants and licenses or other rights running to or from either the Company or any of its subsidiaries relating to any of the foregoing that are sufficient for the conduct of their businesses as presently conducted or as presently contemplated by the Company to be conducted (collectively, the "Company Proprietary Rights"). A list of all material registered or applied for copyrights, trademarks, servicemarks, tradenames, patents and patent applications owned by any of the Company or its subsidiaries is included in Section 3.12 of the Company Disclosure Schedule. To the knowledge of the Company, all of the patents, registered trademarks and registered copyrights set forth in Section 3.12 of the Company Disclosure Schedule are valid and subsisting and are not subject to any material taxes or maintenance fees falling due within 90 days from the date of this Agreement. The Company is not aware of any basis for any claim by any third party that the businesses of any of the Company or its subsidiaries materially infringe upon the proprietary rights of others, nor has the Company or any of its subsidiaries received any unresolved notice or claim of infringement in writing from any third party. The Company is not aware of any existing or threatened infringement by any third party on, or any competing claim of right to use or own any of, the Company Proprietary Rights that would have a Company Material Adverse Effect. None of the Company or any of its subsidiaries has received any written notice of a violation by a current employee of any non-competition agreement that such employee has entered into with a former employer. To the knowledge of the Company, all employees and consultants who contributed to the discovery or development of any of the material Company Proprietary Rights (other than Company Proprietary Rights licensed to either the Company or any of its subsidiaries) did so either (a) within the scope of his or her employment such that, in accordance with applicable law, all Company Proprietary Rights arising therefrom became the exclusive property of either the Company or one of its subsidiaries or (b) pursuant to written agreements assigning all Company Proprietary Rights arising therefrom to either the Company or any of its subsidiaries.

                  SECTION 3.13 Employee Benefit Matters. (a) Plans and Material Documents. Section 3.13(a) of the Company Disclosure Schedule lists with respect to the six year period ending on the Closing Date (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, consulting, termination, severance or other contracts or agreements, to which the Company or any of its subsidiaries was or is a party, with respect to which the Company or any of its subsidiaries had or has any obligation or that was or are maintained, contributed to or sponsored by the Company or any of its subsidiaries for the benefit of any current or former employee, consultant, officer or director of the Company or any of its subsidiaries and (ii) any contracts, arrangements or understandings between the Company or any of its subsidiaries and any employee, former employee or consultant of the Company or its subsidiaries, including any contracts, arrangements or understandings relating to a change in control of the Company or similar transaction (collectively, the "Company Plans"). Each Company Plan is in writing and the Company has provided Parent with a true and complete copy of each Company Plan. Except as described above, there are no employee benefit plans, programs, arrangements or agreements, whether formal or informal, whether in writing or not, to which either the Company or any of its subsidiaries is a party, with respect to which during the six year period ending on the Closing Date either the Company or any of its subsidiaries had or has any obligation or which were or are maintained, contributed to or sponsored by either the Company or any of its subsidiaries for the benefit of any current or former employee, consultant, officer or director of either the Company or any of its subsidiaries.

                  (b) Absence of Certain Types of Plans. With respect to the six year period ending on the Closing Date, none of the Company Plans was or is (i) subject to the minimum funding requirements of Section 412 of the Code or
Section 302 of ERISA or subject to Title IV of ERISA, (ii) a "multiemployer plan" as that term is defined in Section 414(f) of the code or Section 4001(a)(3) of ERISA; (iii) a foreign plan; or (iv) a voluntary employees' beneficiary association intended to be exempt from federal income taxes under
Section 501(c)(9) of the Code and none of the Company Plans provides for the payment of separation, severance, termination or similar-type benefits to any employee or consultant of either the Company or any of its subsidiaries or obligates either the Company or any of its subsidiaries to pay separation, severance, termination bonus, retirement, enhanced benefits nor any acceleration, vesting, distribution or increase in benefits or obligations or similar-type benefits solely as a result of any transaction contemplated by this Agreement or as a result of a "change in control", within the meaning of such term under Section 280G of the Code. None of the Company Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, consultant, officer or director of either the Company or any of its subsidiaries except to the extent required by Part 6 of Title I of ERISA.

                  (c) Compliance with Applicable Law and Plan Terms. (i) Except as would not result in a Company Material Adverse Effect, (x) each Company Plan is operated in accordance with the requirements of all applicable Laws, including, ERISA and the Code; (y) each of the Company and its subsidiaries have performed the obligations required to be performed by it under, is not in default under or in violation of the terms of, and has no knowledge of any default or violation by any party with respect to, any Company Plan; and (z) no legal action, suit or claim is pending or, to the knowledge of the Company, threatened with respect to any Company Plan (other than claims for benefits in the ordinary course) and no fact or event exists that could give rise to any such action, suit or claim.

                  (ii) Each Company Plan that is intended to comply with the requirements of Section 401(a) of the Code has been the subject of a determination letter from the IRS to the effect that such Company Plan is qualified under Section 401(a) of the Code, or can still be submitted in a timely manner to the IRS for such a letter, and no such determination letter has been revoked nor, to the knowledge of the Company, has revocation of any such letter been threatened, nor has any such Company Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or increase it costs, and to the knowledge of the Company, nothing has occurred or failed to occur in connection with the adoption or maintenance of such Company Plan that would cause the loss of such qualification, and all amendments required to be adopted before the Closing Date for any such Company Plan to continue to be so qualified have been or will be duly and timely adopted.

                  (iii) None of the Company nor any of its subsidiaries, the officers thereof, the Company Plans or any fiduciary of any Company Plan that is subject to ERISA, nor any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406, 407 or 408 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject the Company or any of its subsidiaries or the officers thereof to the tax or penalty on prohibited transactions imposed by such Section 4975 or to any liability under Section 502(i) or (l) of ERISA, or any other provision of ERISA, which would have a Company Material Adverse Effect.

                  (iv) Except as would not have a Company Material Adverse Effect, all contributions required by law or by a collective bargaining or other agreement to be made under the Company Plans with respect to all periods through the Closing Date, including a pro rata share of contributions due for the current plan year, will have been made by such date or provided for by adequate reserves properly reflected on the books of the Company in accordance with GAAP. Except as would not result in a Company Material Adverse Effect, no changes in contributions or benefit levels have been implemented or negotiated (but not yet implemented), with respect to any Company Plan since the date on which the information provided in the Company Disclosure Schedule has been provided, and no such changes are scheduled to occur other than in the ordinary course of business.

                  (v) Except as would not have a Company Material Adverse Effect, neither the Company nor any of its subsidiaries has or will have any liability or obligation for taxes, penalties, contributions, losses, claims, damages, judgments, settlement costs, expenses, costs, or any other liability or liabilities of any nature whatsoever arising out of or in any manner relating to any employee benefit plan that has been, or is, contributed to (or required to be contributed to) by any affiliate that is required to be aggregated with the Company or any of its subsidiaries under Section 414(b), (c), (m) or (o) of the Code or any parallel provisions of ERISA.

                  (d) Absence of Certain Liabilities and Events. With respect to the Company Plans, no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances in connection with which either the Company or any of its subsidiaries could reasonably be expected to be subject to any liability under the terms of such Company Plans, ERISA, the Code or any other applicable Law, that in any such case would have a Company Material Adverse Effect. Each Company Plan in effect as of the date of this

Agreement may be amended or terminated without liability (other than with respect to benefits in the ordinary course) to the Company or any of its subsidiaries on or at any time after the consummation of the transactions contemplated by this Agreement without contravening the terms of such plan, or any law or agreement that pertains to the Company or any of its subsidiaries.

                  (e) Severance Obligations; No Change in Control. The transactions contemplated by this Agreement shall not constitute a severance of employment of any employee of either the Company or any of its subsidiaries under any Company Plan that is a severance plan, program or arrangement of either the Company or any of its subsidiaries and such employees shall be deemed under any such Company Plan to have continuous and uninterrupted employment before and immediately after the Closing. The Company Board has taken actions to ensure that neither the Merger nor any of the other Transactions shall, as of the Closing or at any time thereafter prior to December 31, 2003, constitute a "change of control", "sale of the company" or any other similar transaction as such terms may be or are defined under any Company Plan.

                  SECTION 3.14 Key Employees. (a) The Company has provided to Parent a written list of all full-time employees of each of the Company and its subsidiaries, along with the position and the current rate of compensation of each such person on an annual basis, for such employees whose annual compensation exceeds $75,000. Except as provided by law or by mandatory collective bargaining agreements, the employment of all persons presently employed or retained by either the Company or any of its subsidiaries is terminable at will. Each employee (i) has entered into a confidentiality/non-competition/assignment of inventions agreement with either the Company or one of its subsidiaries, which has previously been delivered (or copies thereof having been made available) to Parent or (ii) is bound to such effect by applicable law. No key employee or group of employees has provided written notification to either the Company or any of its subsidiaries of any plans to terminate employment with either the Company or any of its subsidiaries within the next six months. Except as provided by applicable law, neither the Company nor any of its subsidiaries are party to or bound by any collective bargaining agreement, nor have they, since January 1, 2001, experienced any material strikes, grievances, claims of unfair labor practices or other collective bargaining disputes that in any such case would have a Company Material Adverse Effect. The Company has no knowledge of any organizational effort made or threatened, either currently or at any time after January 1, 2001, by or on behalf of any labor union with respect to employees of either the Company or any of its subsidiaries. Each of the Company and its subsidiaries has provided all employees with all relocation benefits, stock options, bonuses and incentives, and all other compensation that such employee has earned up through the date of this Agreement or that such employee was otherwise promised in his or her employment agreements with either the Company or one of its subsidiaries.

                  (b) Except as provided by applicable law or by mandatory collective bargaining agreements, none of the Company or any of its subsidiaries are party to any labor agreement with respect to their employees with any labor organization, union, group or association. None of the Company or any of its subsidiaries has experienced any attempt by organized labor or its representatives to make any of the Company or its subsidiaries conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover the employees of any of the Company or its subsidiaries. Except as would not have a Company Material Adverse Effect, there is no labor strike or labor disturbance pending or, to the knowledge of the Company, threatened against either the Company or any of its subsidiaries nor is any grievance currently being asserted against the Company or any of its subsidiaries before any Governmental Authority, and none of the Company or any of its subsidiaries has experienced a work stoppage within the past three years, and is not engaged in any unfair labor practice. Without limiting the foregoing, each of the Company and its subsidiaries is in compliance with the Immigration Reform and Control Act of 1986 and maintains a current Form I-9, as required by such Act, in the personnel file of each employee hired after November 9, 1986.

                  SECTION 3.15 Tax Matters. (a) To the knowledge of the Company, neither the Company nor any of its subsidiaries has taken or agreed to take, or has failed to take or failed to agree to take, any action which act or failure to act would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. The Company is not aware of any agreement, plan or other circumstance that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                  (b) (i) All Tax Returns required to be filed by or with respect to the Company or any of its subsidiaries have been timely filed (taking into account valid extensions to the filing period); (ii) all Taxes required to be shown on the Tax Returns or otherwise due and payable by or with respect to the Company or any of its subsidiaries have been timely paid; (iii) all such Tax Returns are true, correct and complete in all material respects; (iv) no adjustment relating to such Tax Returns has been proposed in writing by any Tax authority and, to the knowledge of the Company, no basis exists for any such adjustment; (v) there are no pending or, to the knowledge of the Company, threatened actions or proceedings for the assessment or collection of Taxes against the Company or any subsidiary; (vi) all Tax deficiencies proposed in writing as a result of any audits have been paid or finally settled and no deficiencies have been proposed in writing in the course of any pending audit;
(vii) there are no Tax liens on any assets of the Company or any subsidiary;
(viii) none of the Company or any of its subsidiaries has any income reportable for a period ending after the Closing Date but attributable to a transaction (e.g., an installment sale) occurring in a period or a change in accounting method made for a period ending on or prior to the Closing Date which resulted in a deferred reporting of income from such transaction or from such change in accounting method; (ix) the financial statements of each of the Company and its subsidiaries include adequate reserves and allowances to satisfy all known liabilities for Taxes relating to each of the Company and its subsidiaries for the periods covered thereby; and (x) the Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code for any applicable period specified in Section 897(c)(1)(A)(ii).

                  SECTION 3.16 Brokers. No broker, finder or investment banker (other than Paramount Capital, Inc.) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of either the Company or any of its subsidiaries.

                  SECTION 3.17 Subsidiaries. Section 3.17 of the Company Disclosure Schedule lists each of the subsidiaries of the Company, the type of entity of each such subsidiary, the jurisdiction of organization of each such subsidiary and the percentage of each such subsidiary's outstanding capital stock or other equity interest owned by the Company or another direct or indirect subsidiary of the Company. For purposes of this Section 3.17 only, a subsidiary shall include any entity in which the Company owns, either directly or indirectly, 30% or more of its equity. All outstanding shares of capital stock of each subsidiary that are owned by the Company or by another subsidiary of the of the Company are owned, directly or indirectly, by the Company, free and clear of all liens. None of the Company or any of its subsidiaries owns any equity interest in, or any interest convertible into or exchangeable or exercisable for, directly or indirectly, any equity interest in, any other Person or entity.

                  SECTION 3.18 Material Misstatements or Omissions. The representations or warranties of the Company set forth in this Agreement, including the Company Disclosure Schedule, do not contain any untrue statement of a material fact, and do not omit to state any material fact necessary to make the statements or facts contained herein not misleading. To the knowledge of the Company, the Company has disclosed to Parent all events, conditions and facts materially affecting its business and financial condition.

                  SECTION 3.19 No Undisclosed Liabilities. None of the Company or any of its subsidiaries has any Liability, except for: (a) Liabilities accrued or reserved against on the Company Balance Sheet; (b) Liabilities which have arisen since the date of the Company Balance Sheet in the ordinary course of business; (c) Liabilities incurred in the ordinary course of business which are consistent with past practice and are not required by GAAP to be reflected on a balance sheet; and (d) Liabilities which individually or in the aggregate would not result in a Company Material Adverse Effect.

                  SECTION 3.20 Title to Properties; Absence of Liens; Entire Assets. Either the Company or one of its subsidiaries has good valid title to, or valid and subsisting leasehold interest in, all of the properties and assets, real or personal, tangible or intangible, reflected on the Company Balance Sheet (except for property or assets disposed of in the ordinary course of business since the date of the Company Balance Sheet), free and clear of any liens, except for (i) liens reflected on the Company Balance Sheet, (ii) liens that do not materially interfere with the present use by the Company or its subsidiaries of the property subject thereto or affected thereby, and (iii) liens for taxes, assessments or governmental charges, or landlords', mechanics, workmen's, materialmen's or similar liens, in each case that are not delinquent or which are being contested in good faith.

                  SECTION 3.21      Material Contracts.

                  (a) Section 3.21(a) of the Company Disclosure Schedule sets forth a complete and accurate list of the following Contracts:

                  (i) any (A) research, development or license agreement with respect to material Company Proprietary Rights (other than feasibility study agreements entered into by the Company or any of its subsidiaries in the ordinary course of business), (B) agreement granting a right of first refusal, or right of first offer or comparable right with respect to Company Proprietary Rights, (C) joint venture, partnership or similar agreement involving a sharing of profits, losses, costs, or liabilities with another person or entity, (D) agreement providing for the payment or receipt by either the Company or one of its subsidiaries of milestone payments or royalties (other than feasibility study agreements entered into by the Company or any of its subsidiaries in the ordinary course of business), or (E) agreement that individually requires aggregate expenditures by any of the Company or its subsidiaries in any one year of more than $250,000;

                  (ii) any indenture, trust agreement, loan agreement or note that involves or evidences outstanding Liabilities for borrowed money in excess of $250,000;

                  (iii) any agreement of surety, guarantee or indemnification that involves potential obligations in excess of $250,000;

                  (iv) any agreement that limits or restricts the Company, any of its subsidiaries or any of their affiliates or successors in competing or engaging in any line of business, in any therapeutic area, in any geographic area or with any Person;

                  (v) any interest rate, equity or other swap or derivative instrument;

                  (vi) any agreement obligating the Company to register securities under the Securities Act; or

                  (vii) any other Contract of the Company or its subsidiaries that is material to the Company or its subsidiaries.

                  (b) The Company has delivered to Parent or has made available to Parent a correct and complete copy of each Contract (as amended to the date of this Agreement) listed in Section 3.21(a) of the Company Disclosure Schedule. With respect to each Contract so listed, except as would not have a Company Material Adverse Effect: (i) the Contract is legal, valid, binding and enforceable and in full force and effect with respect to the Company or the applicable subsidiary, and, to the knowledge of the Company, the written arrangement is legal, valid, binding and is enforceable and in full force and effect with respect to each other party thereto, in each case except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefore may be brought; (ii) the Contract will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing and does not require the consent of any party to the Transactions; and (iii) none of the Company or the applicable subsidiary is in breach or default, and to the knowledge of the Company, no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration, thereunder. To the knowledge of the Company, none of the Company or any of its subsidiaries is a party to any oral contract, agreement or other arrangement which, if reduced to written form, would be required to be listed on Section 3.21(a) of the Company Disclosure Schedule. There are no outstanding powers of attorney executed on behalf of the Company or any of its subsidiaries.

                  SECTION 3.22 Books and Records. To the knowledge of the Company, the minute books and similar records of the Company and its subsidiaries accurately reflect all material actions taken by the shareholders, board of directors and committees of the board of directors of the Company and its subsidiaries at any meetings thereof, and of all written consents executed in lieu of a meeting, through the date of this Agreement.

                  SECTION 3.23 Real Property. (a) Each of the Company and its subsidiaries owns or has leases or rights of access to the real property reasonably necessary to conduct the Company's and such subsidiaries' businesses as presently conducted; (b) the Company's and each of its subsidiaries' uses of the same are in compliance with all applicable laws, ordinances and regulations, including building, zoning and other laws and ordinances, except as would not have a Company Material Adverse Effect; and (c) with respect to all material leases pursuant to which the Company or any of its subsidiaries leases real property, no person other than the Company or such subsidiary, as the case may be, is lessee in such parcel, except where such interests would not have a Company Material Adverse Effect.

                  SECTION 3.24 Insurance. Section 3.24 of the Company Disclosure Schedule lists each material insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which either the Company or its subsidiaries is a party or a named insured as of the date of this Agreement. Each such policy is in full force and effect, except as would not have a Company Material Adverse Effect, and, by its terms and with the payment of the requisite premiums thereon, will continue to be in full force and effect following the Closing Date. None of the Company or any of its subsidiaries is in material breach or material default (including with respect to the payment of premiums or the giving of notices) under any such policy, and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification or acceleration, under any such policy. None of the Company or any of its subsidiaries has received any written notice from the insurer disclaiming coverage or reserving rights with respect to a particular claim or such policy in general. None of the Company or any of its subsidiaries has incurred any material loss, damage, expense or liability covered by any such insurance policy for which it has not properly asserted a claim under such policy. To the knowledge of the Company, the Company is covered by insurance in such types and amounts, and covering such risks, as are consistent with customary practices and standards of companies of similar size and engaged in businesses and operations similar to those of the Company.

                  SECTION 3.25 Environmental Matters. Except as would not have a Company Material Adverse Effect:

                  (a) Each of the Company and its subsidiaries is in compliance with all applicable Environmental Laws. There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or, to the knowledge of the Company, any investigation, inquiry or information request by any Governmental Authority, relating to any Environmental Law involving either the Company or any of its subsidiaries.

                  (b) To the knowledge of the Company, none of the Company or any of its subsidiaries has released any Hazardous Materials in concentrations and quantities that require reporting to any Governmental Authority into the environment at any parcel of real property or any facility during the time when such real property or facility was leased, operated or controlled by either the Company or its subsidiaries.

                  (c) None of the Company or any of its subsidiaries is in possession of any environmental reports, investigations and audits relating to premises currently or previously leased or operated by either the Company or any of its subsidiaries (whether conducted by or on behalf of the Company, any of its subsidiaries or a third party, and whether done at the initiative of either the Company or any of its subsidiaries or directed by a Governmental Authority or other third party) being issued or conducted during the past five years.

                  (d) To the knowledge of the Company, no person has been exposed to Hazardous Materials released by the Company or any of its subsidiaries, or present at any parcel of real property or facility at a time when such real property or facility was leased, operated or controlled by either the Company or its subsidiaries, in quantities the exposure to which violates any Environmental Law.

                  SECTION 3.26 Status of Company Stockholders Receiving Parent Common Stock. Each of the Company Stockholders is a sophisticated investor with such knowledge and experience in financial and business matters that such Company Stockholder is capable of evaluating the merits and risks of an investment in Parent, and is able to bear the economic risk of loss of such Company Stockholder's investment in Parent. Each such Company Stockholder is an "accredited investor," as that term is defined in Rule 501(a) of Regulation D under the Securities Act. Each such Company Stockholder is acting on its own behalf in connection with the investigation and examination of Parent and its decision to execute these documents and consummate the Transactions. Each such Company Stockholder is acquiring its portion of the Aggregate Closing Shares, the shares of Parent Common Stock issuable pursuant to Section 2.01(b) hereof and, if applicable, the Earn-Out Shares for its own account and not with a view to distribution. Each of such Company Stockholders acknowledges that the Aggregate Closing Shares, the shares of Parent Common Stock issuable pursuant to
Section 2.01(b) hereof and the Earn-Out Shares, if applicable, will not be registered except as provided in the Stockholders Agreement/Registration Rights Agreement and may not be sold or transferred in the absence of registration under the Securities Act and applicable state securities laws, unless an exemption exists therefore (including, without limitation, Rule 144 and Rule 145 under the Securities Act).

                  SECTION 3.27 Transactions with Directors and Officers. As of the date of this Agreement, none of the directors or executive officers of the Company have any personal loans outstanding from the Company.

                  SECTION 3.28 Absence of Restriction on Business Activities. There is no Court Order binding upon the Company or any of its subsidiaries or any of their properties which has had or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its subsidiaries or the conduct of business by the Company or any of its subsidiaries.

                  SECTION 3.29 Certain Business Practices. To the knowledge of the Company, as of the date of this Agreement, except as would not have a Company Material Adverse Effect, none of the Company, any of its subsidiaries or any director or officer of the Company or any of its subsidiaries has, on behalf of the Company or any of its subsidiaries, (i) used any funds of the Company or any of its subsidiaries for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity, (ii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) taken any action in violation of Section 1128B(b) of the Social Security Act, as amended.


                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF PARENT

                  As an inducement to the Company and each of the Company Stockholders to enter into this Agreement, Parent hereby represents and warrants to the Company and each of the Company Stockholders that, except as disclosed in the disclosure schedule delivered by Parent concurrently with the execution of this Agreement (the "Parent Disclosure Schedule") (it being agreed that disclosure under any particular section of the Parent Disclosure Schedule shall be deemed adequate for all sections of the Parent Disclosure Schedule where disclosure would be applicable):

                  SECTION 4.01 Corporate Organization. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not prevent or materially delay consummation of the Merger, or otherwise prevent or materially delay Parent from performing its obligations under this Agreement and would not have a Parent Material Adverse Effect. Parent is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions in which the failure to be so qualified or licensed or to be in good standing individually or in the aggregate is not reasonably likely to have a Parent Material Adverse Effect.

                  SECTION 4.02 Certificate of Incorporation and By-laws. Parent has heretofore furnished to the Company a complete and correct copy of the Certificate of Incorporation and the By-laws of Parent, each as amended to date. Except as would not have a Parent Material Adverse Effect, such Certificate of Incorporation and By-laws are in full force and effect. Parent is not in violation of any of the provisions of its Certificate of Incorporation or By-laws.

                  SECTION 4.03 Capitalization. (a) The authorized capital stock of Parent consists of (i) 20,000,000 shares of Parent Common Stock and (ii) 5,000,000 shares of preferred stock, par value $0.001 per share ("Parent Preferred Stock"). As of the date of this Agreement, (A) 11,396,181 shares of Parent Common Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable, (B) 415,300 shares of Parent Common Stock are held in the treasury of Parent and (C) 3,165,194 shares of Parent Common Stock are reserved for future issuance pursuant to either the Parent's employee benefit plans or warrants. As of the date of this Agreement, no shares of Parent Preferred Stock are issued and outstanding. Except for (i) stock options to acquire 1,579,617 shares of Parent Common Stock granted pursuant to the stock option plans of Parent (the "Parent Stock Option Plans"), (ii) warrants to acquire 51,194 shares of Parent Common Stock issued prior to the date of this Agreement and (iii) the Parent Rights Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Parent or obligating Parent to issue or sell any shares of capital stock of, or other equity interests in, Parent. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. There are no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any shares of Parent Common Stock. There are no outstanding contractual obligations of Parent to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person.

                  (b) The shares of Parent Common Stock to be issued pursuant to the Merger in accordance with Section 2.01 will be duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Parent's Certificate of Incorporation or By-laws or any agreement to which Parent is a party or is bound.

                  SECTION 4.04 Authority Relative to this Agreement. Parent has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by Parent and the consummation by Parent of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger and the Certificate Amendments, the necessary approvals of the stockholders of Parent and the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the Company and the Company Stockholders, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms. The Parent Board has approved this Agreement and the other Transactions and such approvals are sufficient so that the restrictions on business combinations set forth in
Section 203 of the DGCL shall not apply to any of the Company Stockholders or the Transactions. No other state anti-takeover statute is applicable to the Merger or the other Transactions.

                  SECTION 4.05 No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by Parent do not, and the performance of this Agreement by Parent will not, (i) conflict with or violate the Certificate of Incorporation or By-laws of Parent, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.05(a) of the Parent Disclosure Schedule have been obtained and all filings and obligations described in Section 4.05(a) of the Parent Disclosure Schedule have been made, conflict with or violate any Law applicable to Parent or by which any property or asset of Parent is bound or affected or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent is a party or by which Parent or any property or asset of Parent is bound or affected, except, with respect to clauses (ii) and
(iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or materially delay consummation of the Transactions or otherwise prevent or materially delay Parent from performing its obligations under this Agreement and would not have a Parent Material Adverse Effect.

                  (b) The execution and delivery of this Agreement by Parent do not, and the performance of this Agreement by Parent will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except: (i) for applicable requirements, if any, of the Exchange Act, Blue Sky Laws, the Securities Act of 1933, as amended (the "Securities Act"), the Nasdaq and state takeover laws, the HSR Act, the mandatory pre-merger notification requirements, if any, of competition authorities located outside the United States, and filing and recordation of appropriate merger documents as required by the DGCL, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay consummation of the Merger, or otherwise prevent Parent from performing its material obligations under this Agreement.

                  SECTION 4.06 Permits; Compliance. Parent is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for Parent to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Parent Permits"), except where the failure to have, or the suspension or cancellation of, any of the Parent Permits would not prevent or materially delay consummation of the Merger and would not have a Parent Material Adverse Effect. As of the date of this Agreement, no suspension or cancellation of any of the Parent Permits is pending or, to the knowledge of Parent, threatened, except where the failure to have, or the suspension or cancellation of, any of the Parent Permits would not prevent or materially delay consummation of the Merger or otherwise prevent or materially delay Parent from performing its obligations under this Agreement and would not have a Parent Material Adverse Effect. Parent is not in conflict with, or in default, breach or violation of, (a) any Law applicable to Parent or by which any property or asset of Parent is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, Parent Permit, franchise or other instrument or obligation to which Parent is a party or by which Parent or any property or asset of Parent is bound, except for any such conflicts, defaults, breaches or violations that would not prevent or materially delay consummation of the Merger and would not have a Parent Material Adverse Effect.

                  SECTION 4.07 SEC Filings; Financial Statements. (a) Parent has filed all forms, reports and documents required to be filed by it with the Securities and Exchange

Commission (the "SEC") (collectively, the "Parent SEC Reports"). As of the respective dates they were filed, (i) the Parent SEC Reports filed prior to the date of this Agreement were prepared, and all Parent SEC Reports filed with the SEC after the date of this Agreement and prior to the Effective Time will be prepared, in all material respects, in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) none of the Parent SEC Reports filed prior to the date of this Agreement contained, nor will any Parent SEC Reports filed after the date of this Agreement and prior to the Effective Time contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                  (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent SEC Reports filed prior to the date of this Agreement and in any Parent SEC Reports filed after the date of this Agreement and prior to the Effective Time was, or will be, as the case may be, prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Exchange Act) and each presented or will present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of Parent as at the respective dates thereof and for the respective periods indicated therein.

                  (c) Except as and to the extent set forth on the consolidated balance sheet of Parent as at December 31, 2001, including the notes thereto (the "Parent Balance Sheet"), Parent does not have any Liability of any nature, except for Liabilities, incurred in the ordinary course of business consistent with past practice since December 31, 2001 which are not, in the aggregate, material to Parent.

                  (d) Parent has heretofore furnished to the Company complete and correct copies of all amendments and modifications that have not been filed by Parent with the SEC to all agreements, documents and other instruments that previously had been filed by Parent with the SEC and are currently in effect.

                  SECTION 4.08 Absence of Certain Changes or Events. Since December 31, 2001, except as expressly contemplated by this Agreement or specifically disclosed in any Parent SEC Report filed since December 31, 2001 and prior to the date of this Agreement, (a) Parent has conducted its business only in the ordinary course and in a manner consistent with past practice, and
(b) there has not been any Parent Material Adverse Effect.

                  SECTION 4.09 Absence of Litigation. Except as would not have a Parent Material Adverse Effect, as of the date of this Agreement there is no Action pending or, to the knowledge of Parent, threatened (a) against (i) Parent or its business, (ii) any officers or directors of Parent in their capacity as such, or (iii) any stockholder of Parent in such stockholder's capacity as a stockholder of Parent; (b) seeking to delay or enjoin the Transactions; or (c) in which Parent is a plaintiff, including any derivative suits brought by or on behalf of Parent. Section 4.09 of the Parent Disclosure Schedule identifies any agreement or other document or instrument entered into since January 1, 2000 settling any Action, or a threat of any such Action, against Parent. Parent is not in default with respect to or subject to any Order, and there are no unsatisfied judgments against Parent or its business. None of the Actions set forth on Section 4.09 of the Parent Disclosure Schedule, if determined adversely to Parent, would have a Parent Material Adverse Effect.

                  SECTION 4.10 Vote Required. The only votes of the holders of any class or series of capital stock of Parent necessary in order for Parent to consummate the Transactions (including the Certificate Amendments and the issuance of shares of Parent Common Stock in the Merger) is the affirmative vote of the holders of a majority of the outstanding shares of Parent Common Stock.

                  SECTION 4.11 Intellectual Property. To the knowledge of Parent, Parent owns, or is licensed to use, or otherwise has the right to use all Intellectual Property (including, without limitation, biological materials), all registrations of any of the foregoing, or applications therefor, and all grants and licenses or other rights running to or from Parent relating to any of the foregoing that are sufficient for the conduct of its business as presently conducted or as presently contemplated by Parent to be conducted (collectively, the "Parent Proprietary Rights"). A list of all material registered or applied for copyrights, trademarks, servicemarks, tradenames, patents and patent applications owned by Parent is included in Section 4.11 of the Parent Disclosure Schedule. To the knowledge of Parent, all of the patents, registered trademarks and registered copyrights set forth on the list in Section 4.11 of the Parent Disclosure Schedule are valid and subsisting and are not subject to any material taxes or maintenance fees falling due within 90 days from the date of this Agreement. Parent is not aware of any basis for any claim by any third party that the business of Parent materially infringes upon the proprietary rights of others, nor has Parent received any unresolved notice or claim of infringement in writing from any third party. Parent is not aware of any existing or threatened infringement by any third party on, or any competing claim of right to use or own any of, the Parent Proprietary Rights. Parent has not received any written notice of a violation by a current employee of any non-competition agreement that such employee has entered into with a former employer. To the knowledge of Parent, all employees and consultants who contributed to the discovery or development of any of the material Parent Proprietary Rights (other than Parent Proprietary Rights licensed to Parent) did so either (a) within the scope of his or her employment such that, in accordance with applicable law, all Parent Proprietary Rights arising therefrom became the exclusive property of Parent or (b) pursuant to written agreements assigning all Parent Proprietary Rights arising therefrom to Parent.

                  SECTION 4.12 Employee Benefit Matters. (a) Plans and Material Documents. Section 4.12(a) of the Parent Disclosure Schedule lists with respect to the six year period ending on the Closing Date (i) all employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, consulting, termination, severance or other contracts or agreements, to which Parent was or is a party, with respect to which Parent had or has any obligation or that was or are maintained, contributed to or sponsored by Parent for the benefit of any current or former employee, consultant, officer or director of Parent and (ii) any contracts, arrangements or understandings between Parent and any employee, former employee or consultant of Parent, including any contracts, arrangements or understandings relating to a change in control of Parent or similar transaction (collectively, the "Parent Plans").

Each Parent Plan is in writing and Parent has provided the Company with a true and complete copy of each Parent Plan. Except as described above, there are no employee benefit plans, programs, arrangements or agreements, whether formal or informal, whether in writing or not, to which Parent is a party, with respect to which during the six year period ending on the Closing Date Parent had or has any obligation or which were or are maintained, contributed to or sponsored by Parent for the benefit of any current or former employee, consultant, officer or director of Parent.

                  (b) Absence of Certain Types of Plans. With respect to the six year period ending on the Closing Date, none of the Parent Plans was or is (i) subject to the minimum funding requirements of Section 412 of the Code or
Section 302 of ERISA or subject to Title IV of ERISA, (ii) a "multiemployer plan" as that term is defined in Section 414(f) of the code or Section 4001(a)(3) of ERISA; (iii) a foreign plan; or (iv) a voluntary employees' beneficiary association intended to be exempt from federal income taxes under
Section 501(c)(9) of the Code and none of the Parent Plans provides for the payment of separation, severance, termination or similar-type benefits to any employee or consultant of Parent or obligates Parent to pay separation, severance, termination bonus, retirement, enhanced benefits nor any acceleration, vesting, distribution or increase in benefits or obligations or similar-type benefits solely as a result of any transaction contemplated by this Agreement or as a result of a "change in control", within the meaning of such term under Section 280G of the Code. None of the Parent Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, consultant, officer or director of Parent except to the extent required by Part 6 of Title I of ERISA.

                  (c) Compliance with Applicable Law and Plan Terms. (i) Except as would not result in a Parent Material Adverse Effect, (x) each Parent Plan is operated in accordance with the requirements of all applicable Laws, including, ERISA and the Code; (y) Parent has performed the obligations required to be performed by it under, is not in default under or in violation of the terms of, and has no knowledge of any default or violation by any party with respect to, any Parent Plan; and (z) no legal action, suit or claim is pending or, to the knowledge of Parent, threatened with respect to any Parent Plan (other than claims for benefits in the ordinary course) and no fact or event exists that could give rise to any such action, suit or claim.

                  (ii) Each Parent Plan that is intended to comply with the requirements of Section 401(a) of the Code has been the subject of a determination letter from the IRS to the effect that such Parent Plan is qualified under Section 401(a) of the Code, or can still be submitted in a timely manner to the IRS for such a letter, and no such determination letter has been revoked nor, to the knowledge of Parent, has revocation of any such letter been threatened, nor has any such Parent Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or increase it costs, and to the knowledge of Parent, nothing has occurred or failed to occur in connection with the adoption or maintenance of such Parent Plan that would cause the loss of such qualification, and all amendments required to be adopted before the Closing Date for any such Parent Plan to continue to be so qualified have been or will be duly and timely adopted.

                  (iii) None of the Parent, the officers of Parent, the Parent Plans or any fiduciary of any Parent Plan that is subject to ERISA, nor any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406, 407 or 408 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject Parent or the officers of Parent to the tax or penalty on prohibited transactions imposed by such Section 4975 or to any liability under Section 502(i) or (l) of ERISA, or any other provision of ERISA, which would have a Parent Material Adverse Effect.

                  (iv) Except as would not have a Parent Material Adverse Effect, all contributions required by law or by a collective bargaining or other agreement to be made under the Parent Plans with respect to all periods through the Closing Date, including a pro rata share of contributions due for the current plan year, will have been made by such date or provided for by adequate reserves properly reflected on the books of Parent in accordance with GAAP. Except as would not result in a Parent Material Adverse Effect, no changes in contributions or benefit levels have been implemented or negotiated (but not yet implemented), with respect to any Parent Plan since the date on which the information provided in the Parent Disclosure Schedule has been provided, and no such changes are scheduled to occur other than in the ordinary course of business.

                  (v) Except as would not have a Parent Material Adverse
Effect, Parent does not have, nor will it have any liability or obligation for taxes, penalties, contributions, losses, claims, damages, judgments, settlement costs, expenses, costs, or any other liability or liabilities of any nature whatsoever arising out of or in any manner relating to any employee benefit plan that has been, or is, contributed to (or required to be contributed to) by any affiliate that is required to be aggregated with Parent under Section 414(b),
(c), (m) or (o) of the Code or any parallel provisions of ERISA.

                  (d) Absence of Certain Liabilities and Events. With respect to the Parent Plans, no event has occurred and, to the knowledge of Parent, there exists no condition or set of circumstances in connection with which either Parent could reasonably be expected to be subject to any liability under the terms of such Parent Plans, ERISA, the Code or any other applicable Law, that in any such case would have a Parent Material Adverse Effect. Each Parent Plan in effect as of the date of this Agreement may be amended or terminated without liability (other than with respect to benefits in the ordinary course) to Parent on or at any time after the consummation of the transactions contemplated by this Agreement without contravening the terms of such plan, or any law or agreement that pertains to Parent.

                  (e) Severance Obligations; No Change in Control. The transactions contemplated by this Agreement shall not constitute a severance of employment of any employee retained by the Surviving Corporation pursuant to
Section 6.06(a) hereof under any Parent Plan that is a severance plan, program or arrangement of Parent and such employees shall be deemed under any such Parent Plan to have continuous and uninterrupted employment before and immediately after the Closing. Section 4.12(e) of the Parent Disclosure Schedule lists the Parent Plan under which the Merger or any of the other Transactions shall, as of the Closing constitute a "change of control", "sale of the company" or any other similar change in control transaction, as such terms may be or are defined under such Parent Plan.

                  SECTION 4.13 Key Employees. (a) Parent has provided to the Company a written list of all full-time employees of Parent, along with the position and the current rate of compensation of each such person on an annual basis, for such employees whose annual compensation exceeds $75,000. Except as provided by law, the employment of all persons presently employed or retained by Parent is terminable at will. Each employee has entered into a confidentiality/non-competition/assignment of inventions agreement with Parent, which has previously been delivered (or copies thereof having been made available) to Parent. No key employee or group of employees has provided written notification to Parent of any plans to terminate employment with Parent within the next six months. Except as provided by applicable law, Parent is not party to or bound by any collective bargaining agreement, nor has it, since January 1, 2001, experienced any material strikes, grievances, claims of unfair labor practices or other collective bargaining disputes that in any such case would have a Parent Material Adverse Effect. Parent has no knowledge of any organizational effort made or threatened, either currently or at any time after January 1, 2001, by or on behalf of any labor union with respect to employees of Parent. Parent has provided all employees with all relocation benefits, stock options, bonuses and incentives, and all other compensation that such employee has earned up through the date of this Agreement or that such employee was otherwise promised in his or her employment agreements with Parent.

                  (b) Except as provided by applicable law, Parent is not party to any labor agreement with respect to its employees with any labor organization, union, group or association. Parent has not experienced any attempt by organized labor or its representatives to make Parent conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover the employees of Parent. Except as would not have a Parent Material Adverse Effect, there is no labor strike or labor disturbance pending or, to the knowledge of Parent, threatened against Parent nor is any grievance currently being asserted against Parent before any Governmental Authority, and Parent has not experienced a work stoppage within the past three years, and is not engaged in any unfair labor practice. Without limiting the foregoing, Parent is in compliance with the Immigration Reform and Control Act of 1986 and maintains a current Form I-9, as required by such Act, in the personnel file of each employee hired after November 9, 1986.

                  SECTION 4.14 Tax Matters. (a) To the knowledge of Parent, neither Parent nor any of its affiliates has taken or agreed to take, or has failed to take or failed to agree to take, any action which act or failure to act would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. Parent is not aware of any agreement, plan or other circumstance that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                  (b) (i) All Tax Returns required to be filed by or with respect to Parent have been timely filed (taking into account valid extensions to the filing period); (ii) all Taxes required to be shown on the Tax Returns or otherwise due and payable by or with respect to Parent have been timely paid;
(iii) all such Tax Returns are true, correct and complete in all material respects; (iv) no adjustment relating to such Tax Returns has been proposed in writing by any Tax authority and, to the knowledge of Parent, no basis exists for any such adjustment; (v) there are no pending or, to the knowledge of Parent, threatened actions or proceedings for the assessment or collection of Taxes against Parent; (vi) all Tax deficiencies proposed in writing as a result of any audits have been paid or finally settled and no deficiencies have been proposed in writing in the course of any pending audit; (vii) there are no Tax liens on any assets of Parent;

(viii) Parent does not have income reportable for a period ending after the Closing Date but attributable to a transaction (e.g., an installment sale) occurring in a period or a change in accounting method made for a period ending on or prior to the Closing Date which resulted in a deferred reporting of income from such transaction or from such change in accounting method; and (ix) the financial statements of Parent include adequate reserves and allowances to satisfy all known liabilities for Taxes relating to Parent for the periods covered thereby.

                  SECTION 4.15 Opinion of Financial Advisor. The Parent Board has received the opinion of CIBC World Markets Corp. ("Parent's Financial Advisor"), dated the date of this Agreement, to the effect that, as of the date of this Agreement, the aggregate number of shares of Parent Common Stock issuable in exchange for all outstanding shares of Company Common Stock, Company Series A Preferred Stock and Company Series B Preferred Stock is fair, from a financial point of view, to Parent, and a copy of the written opinion will be delivered to Parent promptly after the execution of this Agreement.

                  SECTION 4.16 Brokers. No broker, finder or investment banker (other than Parent's Financial Advisor) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent.

                  SECTION 4.17 Parent Rights Agreement. A copy of the Parent Rights Agreement, including all amendments and exhibits, has been provided to the Company and is a complete and correct copy of that document. Parent has amended the Parent Rights Agreement so that (a) each Company Stockholder and its respective Affiliates and Associates (as each is defined in the Parent Rights Agreement) is exempt from the definition of an "Acquiring Person" (as defined in the Parent Rights Agreement) and (b) none of the execution of this Agreement, the execution of the agreements described herein, the consummation of the Merger and the other Transactions or the subsequent acquisition by any Company Stockholder or any of its Affiliates and Associates of any Parent Common Stock after the Effective Time will (i) cause the Rights (as defined in the Parent Rights Agreement) to become exercisable or (ii) give rise to a Distribution Date (as defined in the Parent Rights Agreement.

                  SECTION 4.18 Investment Company Act. Parent is not, and upon the issuance of the Parent Common Stock as herein contemplated will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                  SECTION 4.19 Subsidiaries. Parent has no subsidiaries. Parent does not own any equity interest in, or any interest convertible into or exchangeable or exercisable for, directly or indirectly, any equity interest in, any Person or entity.

                  SECTION 4.20 No Undisclosed Liabilities. Parent does not have any Liability, except for: (a) Liabilities accrued or reserved against on the Parent Balance Sheet; (b) Liabilities which have arisen since the date of the Parent Balance Sheet in the ordinary course of business and which are similar in nature and amount to the Liabilities which arose during the comparable period of time in the immediately preceding fiscal period; (c) Liabilities incurred in the ordinary course of business which are consistent with past practice and are not required by

GAAP to be reflected on a balance sheet; and (d) Liabilities which individually or in the aggregate would not result in a Parent Material Adverse Effect.

                  SECTION 4.21 Title to Properties; Absence of Liens; Entire Assets. Parent has good and valid title to, or valid and subsisting leasehold interest in, all of the properties and assets, real or personal, tangible or intangible, reflected on the Parent Balance Sheet (except for property or assets disposed of in the ordinary course of business since the date of the Parent Balance Sheet), free and clear of any liens, except for (i) liens reflected on the Parent Balance Sheet, (ii) liens that do not materially interfere with the present use by Parent of the property subject thereto or affected thereby, and
(iii) liens for taxes, assessments or governmental charges, or landlords', mechanics', workmen's, materialmen's or similar liens, in each case that are not delinquent or which are being contested in good faith.


                  SECTION 4.22 Books and Records. The minute books and similar records of Parent accurately reflect all material actions taken by the shareholders, board of directors and committees of the board of directors of Parent at any meetings thereof, and of all written consents executed in lieu of a meeting, through the date of this Agreement.

                  SECTION 4.23 Real Property. (a) Parent owns or has leases or rights of access to the real property reasonably necessary to conduct Parent's business as presently conducted; (b) Parent's use of the same are in compliance with all applicable laws, ordinances and regulations, including building, zoning and other laws and ordinances, except as would not have a Parent Material Adverse Effect; (c) all material leases pursuant to which Parent leases real property are in writing and a copy of each such lease is in the possession of Parent and (d) with respect to each parcel of real property leased by Parent, no person other than Parent, as the case may be, is lessee in such parcel, except where such interests would not have a Parent Material Adverse Effect.

                  SECTION 4.24 Insurance. Section 4.24 of the Parent Disclosure Schedule lists each material insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which Parent is a party or a named insured as of the date of this Agreement. Each such policy is in full force and effect, except as would not have a Parent Material Adverse Effect, and, by its terms and with the payment of the requisite premiums thereon, will continue to be in full force and effect following the Closing Date. Parent is not in material breach or material default (including with respect to the payment of premiums or the giving of notices) under any such policy, and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification or acceleration, under any such policy. Parent has not received any written notice from the insurer disclaiming coverage or reserving rights with respect to a particular claim or such policy in general. Parent has not incurred any material loss, damage, expense or liability covered by any such insurance policy for which it has not properly asserted a claim under such policy. To the knowledge of Parent, Parent is covered by insurance in such types and amounts, and covering such risks, as are consistent with customary practices and standards of companies of similar size and engaged in businesses and operations similar to those of Parent.

                  SECTION 4.25 Environmental Matters. Except as would not have a Parent Material Adverse Effect:

                  (a) Parent is in compliance with all applicable Environmental Laws. There is no pending or, to the knowledge of Parent, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or, to the knowledge of Parent, any investigation, inquiry or information request by any Governmental Authority, relating to any Environmental Law involving Parent.

                  (b) Parent has not released any Hazardous Materials in concentrations and quantities that require reporting to any Governmental Authority into the environment at any parcel of real property or any facility during the time when such real property or facility was leased, operated or controlled by Parent.

                  (c) Parent is not in possession of any environmental reports, investigations and audits relating to premises currently or previously leased or operated by Parent (whether conducted by or on behalf of Parent or a third party, and whether done at the initiative of Parent or directed by a Governmental Authority or other third party) being issued or conducted during the past five years.

                  (d) To the knowledge of Parent, no person has been exposed to Hazardous Materials released by Parent, or present at any parcel of real property or facility at a time when such real property or facility was leased, operated or controlled by Parent, in quantities the exposure to which violates any Environmental Law.


                                    ARTICLE V

                     CONDUCT OF BUSINESS PENDING THE MERGER

                  SECTION 5.01 Conduct of Business by the Company Pending the Merger. The Company agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 5.01 of the Company Disclosure Schedule or as expressly contemplated by any other provision of this Agreement, unless Parent shall otherwise consent in writing:

                  (i) the businesses of the Company and its subsidiaries shall be conducted only in, and the Company and its subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with recent past practice; and

                  (ii) the Company shall use its reasonable efforts to preserve substantially intact the business organization of the Company and its subsidiaries, to keep available the services of the current officers, employees and consultants of the Company and its subsidiaries and to preserve the current relationships of the Company and its subsidiaries with customers, suppliers and other persons with which the Company or any subsidiary has significant business relations.

                  By way of amplification and not limitation, except as expressly contemplated by any other provision of this Agreement or as set forth in Section 5.01 of the Company Disclosure

Schedule, neither the Company nor any of its subsidiaries shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or propose to do, any of the following without the prior written consent of Parent:

                  (b) amend or otherwise change its Certificate of Incorporation or By-laws or equivalent organizational documents;

                  (c) issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of (i) any shares of any class of capital stock of the Company or any subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including any phantom interest), of the Company or any subsidiary (except for (y) the issuance of up to 1,853,863 shares of Company Common Stock issuable pursuant to the Company Options outstanding on the date hereof and (z) the issuance of up to 100,000 Company Options to employees of the Company and the shares of Company Common Stock issuable pursuant thereto) or (ii) any assets of the Company or any subsidiary, except in the ordinary course of business and in a manner consistent with past practice;

                  (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

                  (e) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                  (f) (i) acquire (including by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division thereof or any material amount of assets; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or grant any security interest in any of its assets except in the ordinary course of business and consistent with past practice; (iii) enter into any contract or agreement other than in the ordinary course of business and consistent with past practice; (iv) authorize, or make any commitment with respect to, any single capital expenditure which is in excess of $250,000 or capital expenditures which are, in the aggregate, in excess of $1,000,000 for the Company and its subsidiaries taken as a whole; or
         (v) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this Section 5.01(e);

                  (g) increase the compensation payable or to become payable or the benefits provided to its directors, officers or employees, except for increases in the ordinary course of business and consistent with past practice in salaries or wages of employees of the Company or any of its subsidiaries who are not officers, or grant any severance or termination pay to, or enter into any new employment or severance agreement with, any director, officer or other employee of the Company or of any of its subsidiaries, or establish, adopt, enter into or amend any collective bargaining, bonus, profit-sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

                  (h) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures;

                  (i) make, change or revoke any material Tax election, change any method of Tax accounting or settle or compromise any material Tax liability;

                  (j) pay, discharge or satisfy any claim or Liability, other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of Liabilities reflected or reserved against in the Company Balance Sheet or subsequently incurred in the ordinary course of business and consistent with past practice;

                  (k) amend, modify or consent to the termination of any material contract, or amend, waive, modify or consent to the termination of the Company's or any subsidiary's material rights thereunder, other than in the ordinary course of business and consistent with past practice;

                  (l) commence or settle any Action; or

                  (m) announce an intention, enter into any formal or informal agreement or otherwise make a commitment, to do any of the foregoing.

                  SECTION 5.02 Conduct of Business by Parent Pending the Merger. Parent agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 5.02 of the Parent Disclosure Schedule or as expressly contemplated by any other provision of this Agreement, unless the Company shall otherwise consent in writing:

                  (i) the businesses of Parent shall be conducted only in, and Parent shall not take any action except in, the ordinary course of business and in a manner consistent with recent past practice; and

                  (ii) Parent shall use its reasonable efforts to preserve substantially intact the business organization of Parent, to keep available the services of the current officers, employees and consultants of Parent and to preserve the current relationships of Parent with customers, suppliers and other persons with which Parent has significant business relations.

                  By way of amplification and not limitation, except as expressly contemplated by any other provision of this Agreement or as set forth in Section 5.02 of the Parent Disclosure Schedule, Parent shall not, between the date of this Agreement and the Effective Time, directly or indirectly, do, or propose to do, any of the following without the prior written consent of the
Company:

                  (a) amend or otherwise change its Certificate of Incorporation or By-laws or equivalent organizational documents;

                  (b) issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of (i) any shares of any class of capital stock of Parent, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including any phantom interest), of Parent (except for the issuance of up to 105,000 shares of Parent Common Stock issuable pursuant to employee stock awards and up to 1,630,811 shares of Parent Common Stock issuable pursuant to employee or director stock options outstanding on the date hereof or outstanding warrants on the date hereof) or (ii) any assets of Parent, except in the ordinary course of business and in a manner consistent with past practice;

                  (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

                  (d) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                  (e) (i) acquire (including by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division thereof or any material amount of assets; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or grant any security interest in any of its assets except in the ordinary course of business and consistent with past practice; (iii) enter into any contract or agreement other than in the ordinary course of business and consistent with past practice; (iv) authorize, or make any commitment with respect to, any single capital expenditure which is in excess of $250,000 or capital expenditures which are, in the aggregate, in excess of $1,000,000 for Parent taken as a whole; or (v) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this Section 5.02(e);

                  (f) increase the compensation payable or to become payable or the benefits provided to its directors, officers or employees, except for increases in the ordinary course of business and consistent with past practice in salaries or wages of employees of Parent who are not officers, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of Parent, or establish, adopt, enter into or amend any collective bargaining, bonus, profit-sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

                  (g) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures;

                  (h) make, change or revoke any material Tax election, change any method of Tax accounting or settle or compromise any material Tax liability;

                  (i) pay, discharge or satisfy any claim or Liability, other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of Liabilities reflected or reserved against in the Parent Balance Sheet or subsequently incurred in the ordinary course of business and consistent with past practice;

                  (j) amend, modify or consent to the termination of any material contract, or amend, waive, modify or consent to the termination of Parent's or any of its subsidiaries' material rights thereunder, other than in the ordinary course of business and consistent with past practice;

                  (k) commence or settle any Action; or

                  (l) announce an intention, enter into any formal or informal agreement or otherwise make a commitment, to do any of the foregoing.


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

                  SECTION 6.01 Company Stockholders' Approval. (a) The Company shall either: (i) call and hold a meeting of the stockholders of the Company (the "Company Stockholders Meeting") or (ii) distribute to the stockholders of the Company an action by written consent (the "Stockholder Consent"), in either case, simultaneously with the Parent Stockholders' Meeting, for the purpose of voting upon the approval and adoption of this Agreement. The Company shall use its reasonable efforts to secure the required vote or consent of the stockholders of the Company, except in the event and to the extent that the Company Board, in accordance with Section 6.01(b), withdraws or modifies its recommendation to the stockholders of the Company in favor of the approval and adoption of this Agreement; provided, however, that even if (x) the Company Board withdraws or modifies its recommendation to the stockholders of the Company or (y) a Company Superior Proposal is received by the Company, the Company Board shall still hold the Company Stockholders' Meeting or distribute the Stockholders' Consent as described above in order to submit this Agreement for approval by the stockholders of the Company. Either at the Company Stockholders Meeting or pursuant to the Stockholder Consent, as applicable, the appropriate officer of the Company shall vote all of the shares of Company Common Stock and Company Series A Preferred Stock represented by the irrevocable proxies he has received pursuant to the Company Voting Agreement in favor of approval and adoption of this Agreement.

                  (b) None of the Company Board or any committee thereof shall withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by the Company Board or any committee thereof of this Agreement, the Merger or any other Transaction; provided, however, that the Company Board may, at any time prior to the Company Stockholders' Meeting or execution of the Stockholder Consent, withdraw or modify any such recommendation to the extent that the Company Board determines, in its good faith judgment and after receiving the written advice of its independent legal counsel (who may be the Company's regularly engaged independent legal counsel), that the failure to so withdraw or modify its recommendation would cause the Company Board to breach its fiduciary duties to the Company and the stockholders of the Company under applicable Law.

                  SECTION 6.02 Parent Proxy Statement. (a) As promptly as practicable after the execution of this Agreement, Parent shall prepare the proxy statement to be sent to the stockholders of Parent relating to the meeting of the stockholders of Parent (the "Parent Stockholders' Meeting") to be held to consider (i) approval and adoption of this Agreement, (ii) approval of amendments to the Parent's Certificate of Incorporation (the "Certificate Amendments") to (A) increase the number of authorized shares of Parent Common Stock to 75,000,000 and (B) change the name of Parent to "Lavipharm Corporation" and (iii) approval of the issuance of shares of Parent Common Stock in connection with the Merger (such proxy statement or information statement, as amended or supplemented, being referred to herein as the "Parent Proxy Statement"). Parent shall provide the Company and its advisors with a reasonable opportunity to review and comment on the Parent Proxy Statement before it is first filed with the SEC. Parent shall use its reasonable best efforts to cause the Parent Proxy Statement to be cleared by the SEC as promptly as practicable. As promptly as practicable after Parent Proxy Statement has been cleared by the SEC, Parent shall mail the Parent Proxy Statement to the stockholders of Parent. Parent will advise the Company promptly after it receives notice thereof, of any request by the SEC for amendment of the Parent Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information and will promptly provide to the Company copies of any such written request or comments. Parent shall not file the Parent Proxy Statement with the SEC or make any amendment or supplement to the Parent Proxy Statement without the approval of the Company (such approval not to be unreasonably withheld or delayed).

                  (b) The information supplied by either the Company or Parent for inclusion in the Parent Proxy Statement shall not, at (i) the time the Parent Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Parent, (ii) the time of the Parent Stockholders' Meeting and (iii) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to the Company, or its officers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the Parent Proxy Statement, the Company shall promptly inform Parent. All documents that Parent is responsible for filing with the SEC in connection with the Transactions will comply as to form and substance in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder.

                  (c) None of the Parent Board or any committee thereof shall withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Company, the approval or recommendation by the Parent Board or any committee thereof of this Agreement, the Merger, the Certificate Amendments or any other Transaction and the Parent Proxy Statement shall include the recommendation of the Parent Board to the stockholders of Parent in favor of approval and adoption of this Agreement and approval of the Certificate Amendments and the issuance of shares of Parent Common Stock in the Merger; provided, however, that the Parent Board may, at any time prior to the Parent Stockholders' Meeting, withdraw or modify any such recommendation to the extent that the Parent Board determines, in its good faith judgment and after receiving the written advice of its independent legal counsel (who may be Parent's regularly engaged independent legal counsel), that the failure to so withdraw or modify its recommendation would cause the Parent Board to breach its fiduciary duties to Parent and the stockholders of Parent under applicable Law.

                  SECTION 6.03 Parent Stockholders' Meeting. Parent shall call and hold the Parent Stockholders' Meeting as promptly as practicable after the execution of this Agreement for the purpose of voting upon (i) the approval and adoption of this Agreement, (ii) the approval of the Certificate Amendments and
(iii) the approval of the issuance of shares of Parent Common Stock in connection with the Merger. Parent shall use its reasonable efforts to solicit from the stockholders of Parent proxies in favor of the approval and adoption of this Agreement and shall take all other action necessary or advisable to secure the required vote or consent of the stockholders of Parent, except in the event and to the extent that the Parent Board, in accordance with Section 6.02(c), withdraws or modifies its recommendation to the stockholders of Parent in favor of the approval and adoption of this Agreement; provided, however, that even if
(x) the Parent Board withdraws or modifies its recommendation to the stockholders of Parent or (y) a Parent Superior Proposal is received by Parent, the Parent Board shall still hold the Parent Stockholders' Meeting as described above and submit for approval by the stockholders of Parent all the items listed in the first sentence of this Section 6.03.

                  SECTION 6.04 Access to Information; Confidentiality. (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which the Company, Parent or any of the Company's subsidiaries is a party and pursuant to and in compliance with all applicable Laws, from the date of this Agreement until the Effective Time, the Company and Parent shall (and the Company shall cause its subsidiaries to): (i) provide to the other party (and the other party's officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives) access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of such party and its subsidiaries and to the books and records thereof, and (ii) furnish promptly to the other party such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of such party and its subsidiaries as the other party or its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives may reasonably request.

                  (a) All information obtained by the parties pursuant to this
Section 6.04 shall be kept confidential in accordance with the Non-Disclosure Agreement, dated as of May 2, 2002 (the "Confidentiality Agreement"), between Parent and the Company.

                  SECTION 6.05 No Solicitation of Transactions. (a) (i) Parent will not, directly or indirectly, and will instruct its officers, directors, employees, agents, advisors and other representatives (including any investment banker, attorney or accountant retained by it), not to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing nonpublic information), or take any other action to facilitate, any inquiries or the making of any proposal or offer (including any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, any Parent Competing Transaction (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Parent Competing Transaction, or agree to or endorse any Parent Competing Transaction, or authorize or permit any of the officers, directors or employees of such party or any of its subsidiaries, or any investment banker, financial advisor, attorney, accountant or other representative retained by Parent, to take any such action. Parent shall notify the Company immediately if any proposal or offer, or any inquiry or contact with any person, regarding a Parent Competing Transaction is made. Parent immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Parent Competing Transaction. Parent shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party.

                  (ii) Notwithstanding anything to the contrary in this Section 6.05(a), the Parent Board may furnish information to, and enter into discussions with, a person who has made an unsolicited, written, bona fide proposal or offer regarding a Parent Competing Transaction, if the Parent Board has (w) determined, in its good faith judgment (after consultation with an independent legal counsel and third party financial advisor of internationally recognized reputation), that such proposal or offer constitutes a Parent Superior Proposal (as defined below), (x) determined, in its good faith judgment after having received the advice of independent legal counsel, that, in light of such Parent Superior Proposal, the furnishing of such information or entering into discussions is required to comply with its fiduciary obligations to Parent and its stockholders under applicable Law, (y) provided no less than two business days advance written notice to the Company of its intent to furnish information or enter into discussions with such person and provided to the Company a detailed written description of such proposal and (z) obtained from such person an executed confidentiality agreement on terms no less favorable to Parent than those contained in the Confidentiality Agreement.

                  (b) (i) The Company will not, directly or indirectly, and will instruct its officers, directors, employees, subsidiaries, agents, advisors and other representatives (including any investment banker, attorney or accountant retained by it), not to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing nonpublic information), or take any other action to facilitate, any inquiries or the making of any proposal or offer (including any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, any Company Competing Transaction (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Company Competing Transaction, or agree to or endorse any Company Competing Transaction, or authorize or permit any of the officers, directors or employees of such party or any of its subsidiaries, or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company or any of its subsidiaries, to take any such action. The Company shall notify Parent immediately if any proposal or offer, or any inquiry or contact with any person, regarding a Company Competing Transaction is made. The Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Company Competing Transaction. The Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party.

                  (ii) Notwithstanding anything to the contrary in this Section 6.05(b), the Company Board may furnish information to, and enter into discussions with, a person who has made an unsolicited, written, bona fide proposal or offer regarding a Company Competing Transaction, if the Company Board has (w) determined, in its good faith judgment (after consultation with an independent legal counsel and third party financial advisor of internationally recognized reputation), that such proposal or offer constitutes a Company Superior Proposal (as defined below), (x) determined, in its good faith judgment after having received the advice of independent legal counsel, that, in light of such Company Superior Proposal, the furnishing of such information or entering into discussions is required to comply with its fiduciary obligations to the Company and its stockholders under applicable Law, (y) provided no less than two business days advance written notice to Parent of its intent to furnish information or enter into discussions with such person and provided to Parent a detailed written description of such proposal and (z) obtained from such person an executed confidentiality agreement on terms no less favorable to the Company than those contained in the Confidentiality Agreement.

                  SECTION 6.06 Employee Benefits Matters. (a) Generally. From and after the Effective Time, the Surviving Corporation shall (i) employ all persons who, as of the Effective Time, are employees of the Company or any of its subsidiaries (the "Company Employees") and (ii) continue to employ the employees of Parent listed on Section 6.06(a) of the Parent Disclosure Schedule (the "Parent Employees"). In addition, from and after the Effective Time, the Surviving Corporation shall either (i) honor, and shall cause its subsidiaries to honor, in accordance with their terms, all Company Plans and all other contracts, agreements, arrangements, policies, plans and commitments of the Company and its subsidiaries as in effect immediately prior to the Effective Time that are applicable to any current or former employees, consultants, officers or directors of the Company or its subsidiaries or (ii) provide such employees, consultants, officers or directors of the Company or its subsidiaries with substantially similar or more favorable compensation and benefits under contracts, agreements, arrangements, policies, plans or commitments of the Surviving Corporation and its subsidiaries. From and after the Effective Time, each Parent Employee shall be eligible to participate in all benefits plans and arrangements of the Surviving Corporation to the same extent and according to the same terms as those offered to similarly situated Company Employees.

                    (b) Benefits. Company Employees and Parent Employees shall receive credit for purposes of eligibility to participate and vesting (but not for benefit accruals) under any employee benefit plan, program or arrangement established or maintained by the Surviving Corporation or any of its subsidiaries for service accrued or deemed accrued prior to the Effective Time with, as applicable, either the Company or its subsidiaries or Parent (subject to approval by the carrier, as applicable); provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit. In addition, with respect to all Company Plans assumed by the Surviving Corporation, the Surviving Corporation shall waive, or cause to be waived (subject to approval by the carrier, as applicable), any limitations on benefits relating to any pre-existing conditions to the same extent such limitations are waived under any comparable plan of the Surviving Corporation or its subsidiaries and recognize, for purposes of annual deductible and out-of-pocket limits under its medical and dental plans, deductible and out-of-pocket expenses paid by employees of the Company and its subsidiaries in the calendar year in which the Effective Time occurs.

                    (c) Termination of Certain Parent Employees. As of the Effective Time, the employment of the Parent employees listed on Schedule 6.06(c) of the Company Disclosure Schedule will terminate and such employees will be offered the severance packages that are described with respect to each such employee on Schedule 6.06(c) to the Company Disclosure Schedule.

                    (d) Retirement Benefits Plans. Prior to the Effective Time, in accordance with the terms of the Parent employee retirement plan (the "Parent Defined Contribution Plan"), the Parent shall take all such action as may be required to terminate the Parent Defined Contribution Plan, effective not later than immediately prior to the Effective Time (the "Termination Date"). All Parent employees shall be 100% vested in their individual account balances under the Parent Defined Contribution Plan as of the Termination Date. Effective as of the Effective Time, the Parent shall cause the Surviving Corporation to amend the Company 401(k) Plan (the "Company Defined Contribution Plan") to the extent necessary to enable Parent Employees who were participants in the Parent Defined Contribution Plan to elect to make rollover distributions to the Company Defined Contribution Plan. Service of the Parent Transferred Employees prior to the Effective Time which was recognized under the Parent Defined Contribution Plan shall be credited to the Parent Transferred Employees for purposes of eligibility and vesting under the Company Defined Contribution Plan.

                  SECTION 6.07 Notification of Certain Matters. The Company shall give prompt written notice to Parent, and Parent shall give prompt written notice to the Company, of (a) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which could reasonably be expected to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect such that the conditions set forth in Sections 7.02(a) and 7.03(a) could not reasonably be expected to be satisfied and (b) any failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder such that the conditions set forth in Sections 7.02(b) and 7.03(b) could not reasonably be expected to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 6.07 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                  SECTION 6.08 Further Action; Reasonable Best Efforts. Upon the terms and subject to the conditions of this Agreement, each of the parties shall
(i) make promptly its respective filings, if required, and thereafter make any other required submissions, under the HSR Act, the mandatory pre-merger requirements of competition authorities located outside the United States or other applicable Law with respect to the Transactions and (ii) use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the Transactions, including using its reasonable best efforts to obtain all Permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with the Company and its subsidiaries as are necessary for the consummation of the Transactions and to fulfill the conditions to the Merger. In case, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their reasonable best efforts to take all such action.

                  SECTION 6.09 Plan of Reorganization. (a) This Agreement is intended to constitute a "plan of reorganization" within the meaning of section 1.368-2(g) of the U.S. federal income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. Following the Effective Time, neither the Surviving Corporation nor any of its affiliates shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

                  (b) As of the date of this Agreement, the Company does not know of any reason why it would not be able to deliver to Shearman & Sterling, at and dated as of the date of the legal opinion referred to below, an officer's certificate substantially in the form attached hereto as Exhibit B-1 and substantially in compliance with IRS published advance ruling guidelines, with reasonable or customary exceptions and modifications thereto, to enable such counsel to deliver the legal opinion contemplated by Section 7.03(f), if required. The Company will deliver, if required, such certificate, executed by a duly authorized officer and dated as of the date that the legal opinion contemplated by Section 7.03(f) is to be delivered, to Shearman & Sterling, at the date of such legal opinion.

                  (c) As of the date of this Agreement, Parent does not know of any reason why it would not be able to deliver to Shearman & Sterling, at and dated as of the date of the legal opinion referred to below, an officer's certificate substantially in the form attached hereto as Exhibit B-2 and, substantially in compliance with IRS published advance ruling guidelines, with reasonable or customary exceptions and modifications thereto, to enable such counsel to deliver the legal opinion contemplated by Section 7.03(f), if required. Parent will deliver, if required, such certificate, executed by a duly authorized officer and dated as of the date that the legal opinion contemplated by Section 7.03(f) is to be delivered, to Shearman & Sterling, at the date of such legal opinion.

                  SECTION 6.10 Nasdaq Quotation. (a) Parent shall promptly prepare and submit to the Nasdaq a supplemental listing application covering the Aggregate Closing Shares, the shares of Parent Common Stock issuable pursuant to
Section 2.01(b) hereof and the shares of Parent Common Stock issuable upon exercise of the Substituted Options, and shall use its reasonable efforts to obtain approval for the quotation of such Parent Common Stock, subject to official notice of issuance to Nasdaq, and the Company shall cooperate with Parent with respect to such quotation.

                  (b) Upon the occurrence of a Milestone Determination Date, Parent or the Surviving Corporation, as the case may be, shall promptly prepare and submit to the Nasdaq a supplemental listing application covering the applicable Earn-Out Shares, and shall use its reasonable efforts to obtain approval for the quotation of such Parent Common Stock, subject to official notice of issuance to the Nasdaq, and if the Milestone Determination Date occurs prior to Closing, the Company shall cooperate with Parent or the Surviving Corporation, as the case may be, with respect to such quotation.

                  SECTION 6.11 Delisting from Pacific Stock Exchange. Prior to the Effective Time, Parent shall take all necessary actions to delist the Parent Common Stock from the Pacific Stock Exchange.

                  SECTION 6.12 Public Announcements. The initial press release relating to this Agreement shall be a joint press release, the text of which has been agreed to in writing by each of Parent and the Company. Thereafter, unless otherwise required by applicable Law or the requirements of the Nasdaq or the Athens Stock Exchange, as applicable, no party to this Agreement and no stockholder of the Company shall issue any press release or public announcement in respect of this Agreement or any of the Transactions without the prior written consent of the other parties, which written consent shall not be unreasonably withheld. Each party shall allow the other parties a reasonable opportunity to review and comment on any press release issued by such party relating to the Merger. The parties shall cooperate as to the timing and contents of any such press release or public announcement.

                  SECTION 6.13 Surviving Corporation Board; Management. (a) The Parent Board shall take such action as may be necessary to cause the Board of Directors of the Surviving Corporation (the "Surviving Corporation Board"), immediately following the Effective Time, to be comprised of nine members and to cause the persons set forth on Exhibit C hereto to be elected to the Surviving Corporation Board. In furtherance thereof, Parent shall increase or decrease the size of the Surviving Corporation Board and secure the resignations of such number of its incumbent directors as is necessary to effect the foregoing sentence. All members of the Surviving Corporation Board shall serve in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified. Subject to applicable law and Nasdaq requirements, the composition of the committees of the Surviving Corporation Board shall be based upon and reflect proportionally the composition of the Surviving Corporation Board as a whole; provided, however, that, as of the Effective Time, all of the audit committee members shall be directors who satisfy the independence requirements of the Nasdaq listing rules.

                  (b) Parent shall take such action as may be necessary to cause the individuals set forth on Exhibit D hereto to be appointed to the positions set forth on Exhibit D as of the Effective Time. Each such officer shall serve in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation.

                  SECTION 6.14 Conveyance Matters. Each party shall pay its own real property transfer or gains, sales, use, value added, stock transfer and stamp taxes, any transfer, registration or recording charges, and other fees and similar Taxes incurred in connection with the transactions contemplated by this Agreement; provided, however, that the Company shall pay for all such transfer taxes and related fees incurred by the stockholders of the Company.

                  SECTION 6.15 Registration. (a) At the Closing, Parent and the stockholders of the Company shall enter into a Stockholders
Agreement/Registration Rights Agreement in the form attached hereto as Exhibit
E.

                  (b) In the event that the issuance of Parent Common Stock in the Merger is not exempt from registration under the Securities Act in the reasonable judgment of the

Company, (i) Parent as promptly as practicable will prepare and file with the SEC a Registration Statement on Form S-4 (the "Merger S-4") with respect to the Transactions and use reasonable efforts to cause the Merger S-4 to become effective as soon as possible, (ii) the Company will cooperate with Parent in the preparation of the Merger S-4 and use reasonable efforts to assist and facilitate such filing and declaration of effectiveness, (iii) the date in
Section 8.01(b) shall be deemed for all purposes to be March 31, 2003 and (iv) the parties hereto shall cooperate with each other and use reasonable efforts to cause the consummation of the Transactions notwithstanding the inability or failure to obtain an exemption from registration under the Securities Act, including negotiating expeditiously and in good faith with respect to any and all amendments to this Agreement or any other agreements necessary.

                  SECTION 6.16 Available Cash of Parent. At the Closing, Parent shall have available at least $25 million of unencumbered cash and investment interest receivable, after paying or reserving for all actual and anticipated Merger-related expenses (except those contemplated by Section 8.03(a) hereof to be paid by L-S.A.) but before wind-down expenses, such as severance payments and lease termination charges, which are not expected to exceed $1.6 million; provided, however, that if the Closing shall not have been consummated by November 15, 2002, the amount of unencumbered cash required to be available to Parent may decrease by up to $350,000 for each 30 days between November 15, 2002 and the date of Closing.

                  SECTION 6.17 Interested Transactions. Subject to applicable law and the rules and regulations of Nasdaq and except as set forth on Section
6.17 of the Company Disclosure Schedule, following the Effective Time, any material transaction to be entered into by the Surviving Corporation with any officer or director of the Surviving Corporation or any stockholder owning at least five percent (5%) of the total voting stock of the Surviving Corporation or an affiliate thereof shall be subject to the approval of the directors marked with an asterisk on Exhibit C or, after December 31, 2003 (or if any of such directors no longer serve as directors of the Surviving Corporation), a majority of the members of the audit committee of the Surviving Corporation Board.

                  SECTION 6.18 Post-Closing Headquarters. As of the date of the Closing, the principal executive officers of the Surviving Corporation will be located at the Company's existing headquarters in East Windsor, New Jersey.

                  SECTION 6.19 Directors' and Officers' Indemnification and Insurance.

(a) After the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification than are set forth in either of the Certificates of Incorporation of Parent or the Company as of the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers, employees or agents of Parent or the Company, as applicable, unless such modification shall be required by law.

                  (b) The Surviving Corporation shall use its reasonable best efforts to maintain in effect for six years from the Effective Time, to the extent reasonably available in the market, directors' and officers' liability insurance protection for the directors and officers of Parent immediately prior to the Effective Time, with respect to matters occurring prior to the Effective Time, with aggregate coverage of no less than $10,000,000 and no more than $15,000,000, on such terms as are reasonably agreed to by Parent and the Company prior to the Closing.

                  (c) In the event the Surviving Corporation or any of its respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 6.19.

                  SECTION 6.20 Company Indebtedness. As of immediately prior to the Closing, the Company shall have no liabilities of the type required to be disclosed on a balance sheet prepared in accordance with GAAP, except as set forth on Section 6.20 of the Company Disclosure Schedule or as incurred in the ordinary course of business since June 30, 2002. After the Effective Time, the Surviving Corporation shall engage its independent auditor to conduct certain agreed upon procedures on the Company's indebtedness as of the Closing Date, and such agreed upon procedures shall be reasonably agreed upon by Parent, the Company and such independent auditors prior to the Closing Date; provided, however, that, if the Closing occurs prior to December 31, 2002, such review shall be conducted as part of the audit of the Surviving Corporation's financial statements for the fiscal year in which the Closing occurs.

                  SECTION 6.21 Cancellation of Indebtedness. Immediately prior to the Closing, the $10,000,000 indebtedness of Lavipharm Laboratories Inc. owed to HypoVereins Bank shall be repaid with the proceeds of a capital contribution by L-S.A. and, in connection therewith, shares of Company Series B Preferred Stock shall be issued to L-S.A. Such Company Series B Preferred Stock shall, pursuant to Section 2.01(b) hereof as of the Effective Time, be converted into 2,000,000 shares of Parent Common Stock, which shall not be deemed to be issued and outstanding for purposes of calculating the number of shares of Outstanding Parent Common Stock pursuant to Section 2.01(a).

                  SECTION 6.22 Product Liability Insurance. Parent shall use good faith efforts to obtain, prior to the Effective Time, at least $10,000,000 in product liability insurance on commercially reasonable terms.


                                   ARTICLE VII

                            CONDITIONS TO THE MERGER

                  SECTION 7.01 Conditions to the Obligations of Each Party. The obligations of the Company, each of the Company Stockholders and Parent to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following conditions:

                  (a) Stockholder Approvals. This Agreement shall have been approved and adopted by (i) the requisite vote of the stockholders of the Company in accordance with the DGCL and the Company's Certificate of Incorporation and (ii) the requisite vote of Parent's stockholders in accordance with the DGCL and Parent's Certificate of Incorporation.

                  (b) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, executive order or award (an "Order") which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

                  (c) Antitrust Approvals and Waiting Periods. Any required waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act or similar statute or regulation outside the United States shall have expired or been terminated.

                  (d) Stockholders Agreement/Registration Rights Agreement. Parent and the stockholders of the Company shall have entered into a Stockholders Agreement/Registration Rights Agreement in the form attached hereto as Exhibit E.

                  SECTION 7.02 Conditions to the Obligations of Parent. The obligations of Parent to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

                  (a) Representations and Warranties. The representations and warranties of the Company and the Company Stockholders contained in this Agreement shall be true and correct in all material respects as of the Effective Time, as though made on and as of the Effective Time, except to the extent expressly made as of an earlier date, in which case as of such earlier date (provided that any representation or warranty that is qualified by materiality or Company Material Adverse Effect shall be true and correct in all respects as of the Effective Time, or as of such particular earlier date, as the case may be).

                  (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

                  (c) Officer Certificate. The Company shall have delivered to Parent a certificate, dated the date of the Closing, signed by an authorized officer of the Company, certifying as to the satisfaction of the conditions specified in Sections 7.02(a) and (b).

                  (d) Consents. All filings, consents, approvals, permits and authorizations set forth on Section 7.02(d) of the Company Disclosure Schedule shall have been made or obtained, as the case may be.

                  (e) Material Adverse Effect. No Company Material Adverse Effect shall have occurred since the date of this Agreement.

                  (f) FIRPTA Certificate. The Company shall have provided Parent with a statement, pursuant to Section 1.897-2(h) of the Regulations, certifying that the Company is not a U.S. real property interest within the meaning of Section 897(c)(1) of the Code, in the form attached as Exhibit G hereto.

                  (g) Indebtedness. The indebtedness of the Company shall have been restructured on the terms as set forth on Section 7.02(g) of the Company Disclosure Schedule. As of immediately prior to the Closing, the Company shall have no liabilities of the type required to be disclosed on a balance sheet prepared in accordance with GAAP, except as set forth on Section 6.20 of the Company Disclosure Schedule or as incurred in the ordinary course of business since June 30, 2002.

                  (h) Interim Balance Sheet. Parent shall receive a consolidated and consolidating balance sheet of the Company dated as of September 30, 2002, reviewed by Deloitte & Touche or another internationally recognized independent accounting firm.

                  (i) Legal Opinion. Parent shall receive a legal opinion from Shearman & Sterling, counsel to the Company, covering the matters set forth in Exhibit H hereto.

                  (j) Additional Documents. The Company shall have obtained the following documents:

                           (i) A waiver of additional claims from Paramount
                  Capital Group regarding the engagement letter dated July 17, 2002, as amended on October 9, 2002; and;

                           (ii) A cancelled note (or other evidence that all
                  obligations have been satisfied) from HypoVereins Bank relating to the $10,000,000 indebtedness of Lavipharm Laboratories Inc. owed to HypoVereins Bank.

                  (k) Lease. The Company shall have entered into a lease with L-S.A. in connection with its facilities in East Windsor, New Jersey containing the principal terms set forth on Section 7.02(k) of the Company Disclosure Schedule.

                  SECTION 7.03 Conditions to the Obligations of the Company and the Company Stockholders. The obligations of the Company and the Company Stockholders to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

                  (a) Representations and Warranties. The representations and warranties of Parent contained in this Agreement shall be true and correct in all material respects as of the Effective Time, as though made on and as of the Effective Time, except to the extent expressly made as of an earlier date, in which case as of such earlier date (provided that any representation or warranty that is qualified by materiality or Parent Material Adverse Effect shall be true and correct in all respects as of the Effective Time, or as of such particular earlier date, as the case may be).

                  (b) Agreements and Covenants. Parent shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

                  (c) Officer Certificate. Parent shall have delivered to the Company a certificate, dated the date of the Effective Time, signed by an authorized officer of Parent, certifying as to the satisfaction of the conditions specified in Sections 7.03(a) and (b).

                  (d) Consents. All filings, consents, approvals, permits and authorizations set forth on Section 7.03(d) of the Parent Disclosure Schedule shall have been made or obtained, as the case may be.

                  (e) Material Adverse Effect. No Parent Material Adverse Effect shall have occurred since the date of this Agreement.

                  (f) Tax Opinion. The Company shall have received the opinion of Shearman & Sterling, based upon representations of Parent and the Company, and normal assumptions, to the effect that, for United States federal income tax purposes, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code and that each of Parent and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code, which opinion shall not have been withdrawn or modified in any material respect. The issuance of such opinion shall be conditioned on receipt by Shearman & Sterling of officer's certificates from each of Parent and Company as contemplated in Section 6.09 of this Agreement. Each such officer's certificate shall be dated as of the date such opinion is to be delivered and shall not have been withdrawn or modified in any material respect as of the Effective Time.

                  (g) Legal Opinion. The Company shall receive a legal opinion from Andrews & Kurth LLP, legal counsel for Parent, covering the matters set forth in Exhibit F hereto.

                  (h) Available Cash of Parent. At the Closing, Parent shall have available at least $25 million of unencumbered cash and investment interest receivable, after paying or reserving for all actual and anticipated Merger-related expenses (except those contemplated by Section 8.03(a) hereof to be paid by L-S.A.) but before wind-down expenses, such as severance payments and lease termination charges, which are not expected to exceed $1.6 million; provided, however, that if the Closing shall not have been consummated by November 15, 2002, the amount of unencumbered cash required to be available to Parent may decrease by up to $350,000 for each 30 days between November 15, 2002 and the date of Closing.


                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

                  SECTION 8.01 Termination. This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the Transactions by the stockholders of Parent, as follows:

                  (a) by mutual written consent of Parent and the Company duly authorized by the Boards of Directors of Parent and the Company;

                  (b) by either Parent or the Company if the Effective Time shall not have occurred on or before February 28, 2003; provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

                  (c) by the Company if: (i) the Parent Board withdraws, modifies or changes its recommendation of this Agreement, the Merger, the Certificate Amendments or the Transactions in a manner adverse to the Company or shall have resolved to do so; (ii) the Parent Board shall have recommended to the stockholders of Parent a Parent Competing Transaction or shall have resolved to do so or shall have entered into any letter of intent or similar document or any agreement, contract or commitment accepting or agreeing to recommend the acceptance of any Parent Competing Transaction; (iii) Parent shall have failed to include in the Parent Proxy Statement the recommendation of the Parent Board in favor of the approval and adoption of this Agreement and approval of the Merger, (iv) the Parent Board fails to reaffirm its recommendation in favor of the approval and adoption of this Agreement and the approval of the Merger within five business days after the Company requests in writing that such recommendation be reaffirmed; or (v) a tender offer or exchange offer for 20% or more of the outstanding shares of the capital stock of Parent is commenced, and the Parent Board fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to acceptance).

                  (d) by Parent if: (i) the Company Board withdraws, modifies or changes its recommendation of this Agreement, the Merger or the Transactions in a manner adverse to Parent or shall have resolved to do so; (ii) the Company Board shall have recommended to the stockholders of the Company a Company Competing Transaction or shall have resolved to do so or shall have entered into any letter of intent or similar document or any agreement, contract or commitment accepting or agreeing to recommend the acceptance of any Company Competing Transaction; (iii) the Company Board fails to reaffirm its recommendation in favor of the approval and adoption of this Agreement and the approval of the Merger within five business days after Parent requests in writing that such recommendation be reaffirmed; or (iv) a tender offer or exchange offer for 20% or more of the outstanding shares of the capital stock of the Company is commenced, and the Company Board fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to acceptance).

                  (e) by either Parent or the Company if the other party shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Article VII and (ii) either
         (A) is incapable of being cured by such party or (B) if curable, such failure is not cured within 30 days after receipt by the breaching party of a written notice from the other party requesting such cure;

                  (f) by either Parent or the Company if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which has become final and nonappealable and has the effect of making consummation of the Merger illegal or otherwise preventing or prohibiting consummation of the Merger;

                  (g) by either Parent or the Company if any proceeding related to the other party under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction is filed or any such proceeding is commenced, by or against such other party and either (A) such other party by any act indicates its approval thereof, consent thereto or acquiesces therein or (B) such petition, application or proceeding is not dismissed within 180 days; or

                  (h) (i) by the Company or Parent if this Agreement or the Certificate Amendments shall fail to receive the requisite vote of approval at the Parent Stockholders' Meeting or any adjournment or postponement thereof; or

                  (i) by Parent if this Agreement shall fail to receive the requisite vote of approval by the stockholders of the Company.

                  SECTION 8.02 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any party hereto, except (a) as set forth in Section 8.03 and (b) nothing herein shall relieve any party from liability for any willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement prior to such termination; provided, however, that the Confidentiality Agreement shall survive any termination of this Agreement.

                  SECTION 8.03 Fees and Expenses. (a) Except as set forth in this Section 8.03, all expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger or any other transaction is consummated; provided, however, that expenses of third party advisors to the Company, directly related to this Agreement and the Transactions, are not expected to exceed $500,000, and that L-S.A. shall be responsible for all such expenses in excess of $950,000.

                  (b) Parent agrees that:

                  (i) if the Company shall terminate this Agreement pursuant to
         Section 8.01(c);

                  (ii) if (A) either Parent or the Company terminates this Agreement pursuant to Section 8.01(b), (B) prior to such termination a Parent Competing Transaction shall have been publicly announced with respect to Parent and (C) Parent enters into an agreement providing for a Parent Third Party Acquisition within 12 months after the date of such termination; or

                  (iii) if (A) the Company or Parent terminates this Agreement pursuant to Section 8.01(h)(i), (B) prior to such termination a Parent Competing Transaction shall have been publicly announced with respect to Parent and (C) Parent enters into an agreement providing for a Parent Third Party Acquisition within 12 months after the date of such termination, then Parent shall pay to the Company promptly (but in any event no later than five business days after the first of such events shall have occurred) a fee of $1,000,000 (the "Parent Fee"), which amount shall be payable in immediately available funds.

                  (c) The Company agrees that:

                  (i) if Parent shall terminate this Agreement pursuant to
         Section 8.01(d);

                  (ii) if (A) either Parent or the Company terminates this Agreement pursuant to Section 8.01(b), (B) prior to such termination a Company Competing Transaction shall have been publicly announced with respect to the Company and (C) the Company enters into an agreement providing for a Company Third Party Acquisition within 12 months after the date of such termination; or

                  (iii) if (A) Parent terminates this Agreement pursuant to
         Section 8.01(h)(ii), (B) prior to such termination a Company Competing Transaction shall have been publicly announced with respect to the Company and (C) the Company enters into an agreement providing for a Company Third Party Acquisition within 12 months after the date of such termination, then the Company shall pay to Parent promptly (but in any event no later than five business days after the first of such events shall have occurred) a fee of $1,000,000 (the "Company Fee"), which amount shall be payable in immediately available funds.

                  (d) Each party acknowledges that the agreements contained in this Section 8.03 are an integral part of the transactions contemplated by this Agreement. In the event that Parent or the Company shall fail to pay the Parent Fee or the Company Fee, as applicable, when due, commencing on the date that the Parent Fee or the Company Fee, as applicable, became due, interest shall accrue thereon at a rate equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in The City of New York, as such bank's Prime Rate plus 5.00%. Payment of the fees and expenses described in this Section 8.03 shall not be in lieu of any damages incurred in the event of willful or intentional breach of this Agreement.

                  SECTION 8.04 Amendment. This Agreement may be amended by the parties hereto at any time prior to the Effective Time; provided, however, that, after the approval and adoption of this Agreement and the Transactions by the stockholders of the Company, no amendment may be made that would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

                  SECTION 8.05 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement of any other party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.


                                   ARTICLE IX

                               GENERAL PROVISIONS

                  SECTION 9.01 Survival of Representations, Warranties and Agreements. The representations, warranties, covenants and agreements of the Company and each of the Company Stockholders contained in this Agreement shall survive the Closing until (and Claims based upon or arising out of such representations, warranties, covenants and agreements may be asserted at any time before the date which shall be) December 31, 2003; provided, however, that the representations and warranties contained in Section 3.25 shall survive until December 31, 2004; provided further that the representatives and warranties contained in Section 3.15 shall survive until the expiration of the applicable statute of limitations; and provided further that the representations and warranties contained in Sections 3.04 and 3.17 shall survive indefinitely. The termination of the representations, warranties, covenants and agreements provided herein shall not affect the rights of a party in respect of any Claim for which a Claim Notice was received by the other party prior to the expiration of the applicable survival period provided herein.

                  SECTION 9.02 Indemnification. (a) The Company Stockholders (the "Indemnifying Stockholders") shall jointly and severally indemnify, save and hold harmless the Surviving Corporation, its affiliates and subsidiaries, and its and their respective Representatives (the "Indemnified Parties" and each, an "Indemnified Party"), from and against any and all Damages actually incurred by them arising out of or resulting from:

                  (i) any breach of any representation or warranty made by either the Company or the Company Stockholders in this Agreement; or

                  (ii) any breach of any covenant or agreement by either the Company or the Company Stockholders contained in this Agreement;

provided, however, that the Company Stockholders shall not be liable for any Damages arising out of or resulting from the negligence, willful misconduct or bad faith of Parent or the Surviving Corporation or any third party retained by it or their respective Representatives, or by Parent's breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

                  Notwithstanding any other provisions of this Section 9.02, the Indemnifying Stockholders shall not be required to indemnify the Surviving Corporation for any Damages until the aggregate amount of all such Damages exceeds $100,000, whereupon the Indemnifying Stockholders shall be required to indemnify the Surviving Corporation for such Damages to the extent (but only to the extent) that such Damages exceed $100,000. Notwithstanding anything else in this Section 9.02, the Indemnifying Stockholders shall not be liable for Damages in excess of $5,000,000 in the aggregate.

                  (b) Defense of Claims; Cooperation. If a claim for Damages (a "Claim") is to be made by an Indemnified Party under this Section 9.02 against an indemnifying party (an "Indemnifying Party" and collectively, the "Indemnifying Parties") or if any Action is filed against any Indemnified Party entitled to the benefit of indemnity hereunder, the Indemnified Party shall give written notice, specifying the projected amount of the loss and the method of computation thereof (a "Claim Notice"), to the Indemnifying Party as soon as practicable, but in no event more than 30 days, after the filing of such Action or receipt of any third party claim concerning any Damages for which indemnification may be sought under this Section 9.02; provided, however, that the failure of any Indemnified Party to give timely notice hereunder shall not affect its rights to indemnification hereunder unless the Indemnifying Party is materially adversely affected by such delay. After receipt of such Claim Notice, the Indemnifying Party shall be entitled, if it so elects at its own cost, risk and expense, (i) to take control of the defense and investigation of such Claim or Action, (ii) to employ and engage attorneys of its own choice to handle and defend the same (unless the named parties to any such Action include both the Indemnifying Party and the Indemnified Party and the Indemnified Party has been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Indemnifying Party, in which event the Indemnified Party shall be entitled, at the Indemnifying Party's expense, to separate counsel of its own choosing), and
(iii) to compromise or settle such Claim or Action, which compromise or settlement shall be made only with the written consent of the Indemnified Party, such consent not to be unreasonably withheld; provided, however, that, notwithstanding the foregoing, the Indemnified Party may, at its own cost, participate in the investigation, trial and defense of such Claim or Action and any appeal arising therefrom. If the Indemnifying Party fails to assume the defense of such Claim or Action within 30 calendar days after receipt of the Claim Notice, the Indemnified Party will have the right to undertake, at the Indemnifying Party's expense, the defense, compromise or settlement of such Claim or Action on behalf of and for the account and risk of the Indemnifying Party; provided, however, that such Claim or Action shall not be compromised or settled without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. In the event the Indemnified Party assumes the defense of such Claim or Action, the Indemnified Party will keep the Indemnifying Party reasonably informed of the progress of any such defense, compromise or settlement. Notwithstanding the foregoing, the Indemnified Party shall cooperate in all reasonable respects with the Indemnifying Party in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom.

                  (c) Notwithstanding anything in this Agreement to the contrary, the Indemnifying Stockholders will not indemnify, save and hold harmless an Indemnified Party for Damages that relate to or arise out of a breach of the representations and warranties contained in Section 3.25 hereof, unless such Damages arise from an order issued by a Governmental Authority or from a third-party claim, provided, however, that the Indemnifying Stockholders will not indemnify, save and hold harmless such Indemnified Party if such Damages result from or arise wholly or partly out of actions or omissions of any Indemnified Party after the Closing, and, in all cases where remediation is required, the parties agree that the most cost-effective measures that are consistent with the applicable Environmental Laws shall have preference, except to the extent an Indemnified Party undertakes irrevocably to pay any supplementary cost.

                  (d) Notwithstanding anything in this Agreement to the contrary, the Indemnifying Stockholders' obligations pursuant to this Article IX (whether to indemnify, save and hold harmless or otherwise), to the extent they relate to or arise out of a breach of the representations and warranties contained in Section 3.15 hereof, or any breach of any Tax covenant or Tax agreement by either the Company or the Company Stockholders contained in this Agreement, shall be subject to the following terms and conditions:

                  (i) After the Closing, the Surviving Corporation shall promptly notify the Company Stockholders in writing of the commencement of any Tax audit or administrative or judicial proceeding or of any demand or claim on the Company, any subsidiary or the Surviving Corporation which, if determined adversely to the taxpayer or after the lapse of time would be grounds for indemnification by the Company Stockholders under Section 9.02. Such notice shall contain factual information (to the extent known to the Surviving Corporation) describing the asserted Tax liability in reasonable detail and shall include copies of any notice or other document received from any Taxing authority in respect of any such asserted Tax liability. If the Surviving Corporation fails to give the Company Stockholders prompt notice of an asserted Tax liability as required by this Section 9.02(d) then (x) if the Company Stockholder are precluded by the failure to give prompt notice from contesting the asserted Tax liability in both the administrative and judicial forums, then the Company Stockholders shall not have any obligation to indemnify for any loss arising out of such asserted Tax liability, and (y) if the Company Stockholders are not so precluded from contesting but such failure to give prompt notice results in a detriment to the Company Stockholders, then any amount which the Company Stockholders are otherwise required to pay the Surviving Corporation pursuant to Section 9.02 with respect to such liability shall be reduced by the amount of such detriment.

                  (ii) The Company Stockholders may elect to direct, through counsel of their own choosing and at their own expense, any audit, claim for refund and administrative or judicial proceeding involving any asserted Tax liability with respect to which indemnity may be sought from the Indemnifying Stockholders under Section 9.02 (any such audit, claim for refund or proceeding relating to an asserted Tax liability are referred to herein collectively as a "Contest"). If the Company Stockholders elect to direct the Contest of an asserted Tax liability, they shall within 30 calendar days of receipt of the notice of asserted Tax liability notify the Surviving Corporation of their intent to do so, and the Surviving Corporation shall cooperate and shall cause each of its subsidiaries to cooperate, at the Company Stockholders' expense, in each phase of such Contest. If the Company Stockholders elect not to direct the Contest, fail to notify the Surviving Corporation of their election as herein provided or contest their indemnification obligation under this Section 9.02(d), the Surviving Corporation may pay, compromise or contest, at its own expense, such asserted liability. However, in such case, the Surviving Corporation may not settle or compromise any asserted liability over the objection of the Company Stockholders; provided, however, that consent to settlement or compromise shall not be unreasonably withheld. In any event, each of the Surviving Corporation and the Company Stockholders may participate, at their own expense, in the Contest.

                  (iii) The Company Stockholders and Surviving Corporation will provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return, amended Tax Return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules and related work papers and documents relating to rulings or other determinations by Taxing authorities. Each party shall make its employees available on a mutually convenient basis to provide explanations of any documents or information provided hereunder. Each party will retain all Tax Returns, schedules and work papers and all material records or other documents relating to Tax matters of the Company and its subsidiaries for its taxable period first ending after the Closing Date and for all prior taxable periods until the later of (x) the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods, or (y) six years following the due date (without extension) for such Tax Returns. Any information obtained under this Section 9.02(d) shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding.

                  (e) Payments by the Indemnifying Stockholders hereunder shall be limited to the amount of any Damages that remain after deducting therefrom
(i) any Tax benefit realizable by the Surviving Corporation, the Company or any subsidiary by reason of the deductibility of such Damages (determined by multiplying such deductible amount by the then applicable corporate income Tax rate), and any deferred Tax benefit attributable to such Damages (determined on the same basis but present valued to the extent obtained through depreciation or amortization deductions) and (ii) any indemnity, contribution or other similar payment recoverable by the Surviving Corporation from any third party with respect thereto.

                  (f) For Tax purposes, the parties agree to treat all indemnity payments made under this Article IX and for any misrepresentations or breaches of warranties or covenants, as adjustments to the Merger Consideration, unless otherwise required by applicable Law.

                  SECTION 9.03 Exclusive Remedies. Parent hereby acknowledges that, except as otherwise contemplated by Section 2.06(e), its sole and exclusive remedy with respect to any and all Claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Article IX, except to the extent such claims arise out of willful breach or fraud.

                  SECTION 9.04 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile transmission or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.04):

                  (a)      if to Parent:

                                    Zonagen, Inc.
                                    2408 Timberloch Place, Suite B-4
                                    The Woodlands, TX  77380
                                    Attention:  Joseph S. Podolski
                                    Telephone No.:  (281) 719-3400
                                    Facsimile No.:  (281) 719-3446


                           with a copy to:

                                    Andrews & Kurth L.L.P.
                                    Waterway Plaza Two, Suite 200
                                    10001 Woodloch Forest Drive
                                    The Woodlands, Texas 77380
                                    Attention:  Jeffrey R. Harder, Esq.
                                    Telephone No.:  (713) 220-4312
                                    Facsimile No.:  (713) 238-7282


                  (b)      if to the Company or the Surviving Corporation:

                                    Lavipharm Corp.
                                    69 Princeton-Hightstown Road
                                    East Windsor, NJ  08520
                                    Attention: Zsolt Lavotha
                                           Chief Executive Officer and President
                                    Telephone No.:  (609) 371-6531
                                    Facsimile No.:  (609) 371-6522


                           with a copy to:

                                    Lavipharm Corp.
                                    69 Princeton-Hightstown Road
                                    East Windsor, NJ  08520
                                    Attention: Andrew I. Koven, Esq.
                                       Senior Vice President and General Counsel
                                    Telephone No.:  (609) 371-6531
                                    Facsimile No.:  (609) 371-6522
                           and a copy to:

                                    Shearman & Sterling
                                    599 Lexington Avenue
                                    New York, New York  10022
                                    Attention:  Christa A. D'Alimonte, Esq.
                                    Telephone No.:  (212) 848-4000
                                    Facsimile No:  (212) 848-7179


                  (c)      and if to the Company Stockholders:

                                    c/o Lavipharm S.A
                                    Agias Marinas Street
                                    PB 59
                                    Peania, Attica Greece 19002
                                    Facsimile No.:  (011-3010) 66-45-386
                                    Attention:  Dr. A. Lavidas, Chairman

                           with a copy to:

                                    Shearman & Sterling
                                    599 Lexington Avenue
                                    New York, New York  10022
                                    Attention:  Christa A. D'Alimonte, Esq.
                                    Telephone No.:  (212) 848-4000
                                    Facsimile No:  (212) 848-7179


                  SECTION 9.05 Certain Definitions. (a) For purposes of this
Agreement:

                  "affiliate" of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

                  "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in The City of New York.

                  "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

                  "Company Competing Transaction" means any of the following (other than the Transactions): (u) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its material subsidiaries; (v) any sale, lease, exchange, transfer or other disposition of all or substantially all of the assets of the Company or of any of its material subsidiaries; (w) any sale, exchange, transfer or other disposition of 15% or more of any class of equity securities of the Company or of any of its subsidiaries; (x) any tender offer or exchange offer that, if consummated, would result in any person beneficially owning 15% or more of any class of equity securities of the Company or of any of its material subsidiaries; (y) any solicitation in opposition to approval and adoption of this Agreement by the Company's stockholders; or (z) any other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay any of the Transactions.

                  "Company Material Adverse Effect" means any event, circumstance, change or effect that, in the aggregate with all other events, circumstances, changes and effects, is or is reasonably likely to be materially adverse to (i) the business, financial condition, assets, liabilities or results of operations of the Company and its subsidiaries taken as a whole or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement; provided, however, that "Company Material Adverse Effect" shall not include any event, circumstance, change or effect resulting from (x) changes in general economic conditions, (y) general changes in the industries in which the Company and its subsidiaries operate or (z) the public announcement or pendency of the execution of this Agreement or the Transactions.

                  "Company Superior Proposal" means an unsolicited written bona fide offer made by a third party to consummate any of the following transactions: (y) a merger, consolidation, share exchange, business combination or other similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction would hold less than 65% of the equity interest in the surviving or resulting entity of such transaction or (z) the acquisition by any person or group (including by means of a tender offer or an exchange offer or a two-step transaction involving a tender offer followed with reasonable promptness by a cash-out merger involving the Company), directly or indirectly, of ownership of 100% of the then outstanding shares of stock of the Company, on terms (including conditions to consummation of the contemplated transaction) that the Company Board determines, in its good faith judgment (after consultation with an independent legal counsel and a third party financial advisor of internationally recognized reputation), to be more favorable to the stockholders of the Company than the Merger and for which financing, to the extent required, is then committed.

                  "Company Third Party Acquisition" means any of the following transactions (other than the transactions contemplated by this Agreement): (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 50% of the aggregate equity interests in the surviving or resulting entity of such transaction or of any direct or indirect parent thereof; (ii) a sale or other disposition by the Company of assets representing in excess of 50% of the aggregate fair market value of the Company's business immediately prior to such sale or other disposition; or (iii) an acquisition by any person or group (including by way of a tender offer or an exchange offer or an issuance of capital stock by the Company), directly or indirectly, of beneficial ownership of 50% or more of the voting power of the then outstanding shares of capital stock of the Company.

                  "Company Warrants" means any securities of the Company set forth in Section 3.04(4) of the Company Disclosure Schedule.

                  "Contract" means any material written agreement, contract, loan, indenture, security or pledge agreement, license or instrument to which any of the Company or its subsidiaries is a party.

                  "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

                  "Damages" means, individually and collectively, all costs, losses, Taxes, Liabilities, damages, claims, and expenses (whether or not arising out of third-party claims), including, without limitation, interest, penalties, costs of mitigation, attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing.

                  "Environmental Law" means any law, statute, rule or regulation of any Governmental Authority relating to the environment or occupational health and safety as such relates to exposure to Hazardous Materials, including, without limitation, any statute, regulation or order pertaining to: (i) treatment, storage, disposal, generation and transportation of Hazardous Materials; (ii) noise pollution; (iii) the release or threatened release into the environment of Hazardous Materials; (iv) the protection of wild life, marine sanctuaries and wetlands, including, without limitation, all endangered and threatened species; (v) underground storage tanks; (vi) the manufacture, processing, use, distribution, or handling of Hazardous Materials and
         (vii) the exposure of persons or property to Hazardous Materials. As used above, the terms "release" and "environment" shall have the meaning set forth in CERCLA.

                  "Hazardous Materials" means any pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), hazardous wastes (as such terms are defined under the federal Resources Conservation and Recovery Act), toxic materials, oil or petroleum and petroleum products, or any other material subject to regulation under any Environmental Law.

                  "Intellectual Property" means all of the following in any jurisdiction throughout the world: (a) inventions, (b) patents and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations) and all rights therein provided by international treaties or conventions and all improvements to the inventions disclosed in each such patent or application, (c) trademarks, service marks, trade dress, logos, trade names and corporate names, (and all translations, adaptations, derivations, and combinations of the foregoing) and Internet domain names, together with all goodwill associated with each of the foregoing, (d) copyrights and copyrightable works, (e) registrations and applications for any of the foregoing, (f) computer software, including object code, source code, operating systems and specifications, data, data bases, files, documentation and other materials related thereto, (g) trade secrets, confidential, technical and business information (including formula and compositions), know-how, manufacturing and production processes and techniques, research and development information and technical data, and (h) all rights to sue or recover and retain damages and costs and attorneys' fees for present and past infringement of any of the foregoing.

                  "knowledge of Parent" means the actual knowledge of any director or executive officer of Parent, after due inquiry.

                  "knowledge of the Company" means the actual knowledge of any director or executive officer of the Company, after due inquiry.

                  "Liabilities" mean any direct or indirect liability, indebtedness, obligation, commitment, claim, deficiency, guaranty of or by any Person of any type, whether accrued, absolute, contingent, matured or unmatured.

                  "Parent Competing Transaction" means any of the following (other than the Transactions): (u) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or other similar transaction involving Parent; (v) any sale, lease, exchange, transfer or other disposition of all or substantially all of the assets of Parent; (w) any sale, exchange, transfer or other disposition of 15% or more of any class of equity securities of Parent; (x) any tender offer or exchange offer that, if consummated, would result in any person beneficially owning 15% or more of any class of equity securities of Parent; (y) any solicitation in opposition to approval and adoption of this Agreement by Parent's stockholders; or (z) any other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay any of the Transactions.

                  "Parent Material Adverse Effect" means any event, circumstance, change or effect that, in the aggregate with all other events, circumstances, changes and effects, is or is reasonably likely to be materially adverse to (i) the business, financial condition, assets, liabilities or results of operations of Parent taken as a whole or (ii) the ability of Parent to consummate the transactions contemplated by this Agreement; provided, however, that "Parent Material Adverse Effect" shall not include any event, circumstance, change or effect resulting from (x) changes in general economic conditions, (y) general changes in the industries in which Parent operate or (z) the public announcement or pendency of the execution of this Agreement or the Transactions.

                  "Parent Superior Proposal" means an unsolicited written bona fide offer made by a third party to consummate any of the following transactions: (y) a merger, consolidation, share exchange, business combination or other similar transaction involving a party pursuant to which the stockholders of Parent immediately preceding such transaction would hold less than 65% of the equity interest in the surviving or resulting entity of such transaction or (z) the acquisition by any person or group (including by means of a tender offer or an exchange offer or a two-step transaction involving a tender offer followed with reasonable promptness by a cash-out merger involving Parent), directly or indirectly, of ownership of 100% of the then outstanding shares of stock of Parent, on terms (including conditions to consummation of the contemplated transaction) that Parent Board determines, in its good faith judgment (after consultation with an independent legal counsel and a third party financial advisor of internationally recognized reputation), to be more favorable to the stockholders of Parent than the Merger and for which financing, to the extent required, is then committed.

                  "Parent Third Party Acquisition" means any of the following transactions (other than the transactions contemplated by this Agreement): (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Parent pursuant to which the stockholders of Parent immediately preceding such transaction hold less than 50% of the aggregate equity interests in the surviving or resulting entity of such transaction or of any direct or indirect parent thereof; (ii) a sale or other disposition by Parent of assets representing in excess of 50% of the aggregate fair market value of Parent's business immediately prior to such sale or other disposition; or (iii) an acquisition by any person or group (including by way of a tender offer or an exchange offer or an issuance of capital stock by Parent), directly or indirectly, of beneficial ownership of 50% or more of the voting power of the then outstanding shares of capital stock of Parent.

                  "person" means a "person" as defined in Section 13(d)(3) of the Exchange Act.

                  "Primary Milestone" has the meaning ascribed thereto in
         Section 2.06(b) of the Company Disclosure Schedule.

                  "Representatives" means any officer, director, principal, attorney, agent, employee or other representative.

                  "Secondary Milestone" has the meaning ascribed thereto in
         Section 2.06(b) of the Company Disclosure Schedule.

                  "subsidiary" or "subsidiaries" of the Company, the Surviving Corporation, Parent or any other person means an affiliate controlled by such person, directly or indirectly, through one or more intermediaries; provided, however, that with respect to the Company, such subsidiaries shall not include Express Separations Ltd., Phasex Corporation and Biovaleur.

                  "Tax" or "Taxes" shall mean any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges.

                  "Tax Returns" means all returns, reports, forms, declarations and other filings with respect to Taxes.

                  (b) The following terms have the meaning set forth in the Sections set forth below:

Defined Term                                                          Location of Definition
------------                                                          ----------------------
Action...........................................................             ss. 3.10
Aggregate Closing Shares.........................................             ss. 2.01(a)
Agreement........................................................               Preamble
Arbitrator Milestone Determination Date..........................             ss. 2.06(e)
Arbitration Notice...............................................             ss. 2.06(e)
Blue Sky Laws....................................................             ss. 3.06(b)
Board Milestone Determination Date...............................             ss. 2.06(d)
Certificate Amendments...........................................             ss. 6.02(a)
Certificate of Merger............................................             ss. 1.02
Certificates.....................................................             ss. 2.02(a)
Charter Documents................................................             ss. 3.03
Claim............................................................             ss. 9.02(b)
Claim Notice.....................................................             ss. 9.02(b)
Closing..........................................................             ss. 1.02
Code.............................................................               Recitals
Company..........................................................               Preamble
Company Balance Sheet............................................             ss. 3.08
Company Board....................................................               Recitals
Company Common Stock.............................................             ss. 2.01(a)
Company Defined Contribution Plan................................             ss. 6.06(d)
Company Disclosure Schedule......................................               Article III
Company Employees................................................             ss. 6.06(a)
Company Fee......................................................             ss. 8.03(c)
Company Option...................................................             ss. 2.04(a)
Company Permits..................................................             ss. 3.07
Company Plans....................................................             ss. 3.13(a)
Company Proprietary Rights.......................................             ss. 3.12
Company Series A Preferred Stock.................................             ss. 2.01(a)
Company Series B Preferred Stock.................................             ss. 2.01(b)
Company Stockholder or Company Stockholders......................               Preamble
Company Stockholders Meeting.....................................             ss. 6.01(a)
Company Voting Agreement.........................................               Recitals
Company's Equity Plan ...........................................             ss. 2.04(a)
Confidentiality Agreement........................................             ss. 6.04(b)
Contest..........................................................             ss. 9.02(d)(ii)
DGCL.............................................................               Recitals
Earn-Out Period..................................................             ss. 2.06(a)
Earn-Out Shares..................................................             ss. 2.06(a)
Earn-Out Stockholders............................................             ss. 2.06(a)

Defined Term                                                          Location of Definition
------------                                                          ----------------------
Effective Time...................................................             ss. 1.02
ERISA............................................................             ss. 3.13(a)
Exchange Act.....................................................             ss. 3.06(b)
Exchange Ratio...................................................             ss. 2.01(a)
Financial Statements.............................................             ss. 3.08
GAAP.............................................................             ss. 3.08
Governmental Authority...........................................             ss. 3.06(b)
HSR Act..........................................................             ss. 3.06(b)
Indemnified Party or Indemnified Parties.........................             ss. 9.02(a)
Indemnifying Party or Indemnifying Parties.......................             ss. 9.02(b)
Indemnifying Stockholders........................................             ss. 9.02(a)
Interim Financial Statements.....................................             ss. 3.08
Law..............................................................             ss. 3.06(a)
L-S.A............................................................               Preamble
LGH..............................................................               Preamble
Merger...........................................................               Recitals
Merger Consideration.............................................             ss. 2.01(a)
Merger S-4.......................................................             ss. 6.15(b)
Milestone Determination Date.....................................             ss. 2.06(e)
Nasdaq...........................................................             ss. 2.02(c)
Order............................................................             ss. 7.01(b)
Outstanding Parent Common Stock..................................             ss. 2.01(a)
Parent...........................................................               Preamble
Parent Balance Sheet.............................................             ss. 4.07(c)
Parent Board.....................................................               Recitals
Parent Common Stock..............................................             ss. 2.01(a)
Parent Defined Contribution Plan.................................             ss. 6.06(d)
Parent Disclosure Schedule.......................................               Article IV
Parent Employees.................................................             ss. 6.06(a)
Parent Fee.......................................................             ss. 8.03(b)
Parent Permits...................................................             ss. 4.06
Parent Plans.....................................................             ss. 4.13(a)
Parent Preferred Stock...........................................             ss. 4.03(a)
Parent Proprietary Rights........................................             ss. 4.11
Parent Proxy Statement...........................................             ss. 6.02(a)
Parent Rights Agreement..........................................             ss. 2.05
Parent SEC Reports...............................................             ss. 4.07(a)
Parent's Financial Advisor.......................................             ss. 4.16
Parent Stockholders' Meeting.....................................             ss. 6.02(a)
Parent Stock Option Plans........................................             ss. 4.03(a)
Parent Voting Agreement..........................................               Recitals
SEC..............................................................             ss. 4.07(a)
Securities Act...................................................             ss. 4.05(b)
Series B Preferred Stock Exchange Ratio..........................             ss. 2.01(b)
Shares...........................................................             ss. 2.01(a)

Defined Term                                                          Location of Definition
------------                                                          ----------------------
Stockholders Consent.............................................             ss. 6.01(a)
Substituted Option...............................................             ss. 2.04(a)
Surviving Corporation............................................             ss. 1.01
Surviving Corporation Board......................................             ss. 1.05
Target Percentage................................................             ss. 2.06(b)
Termination Date.................................................             ss. 6.06(d)
Transactions.....................................................             ss. 3.05

                  SECTION 9.06 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

                  SECTION 9.07 Entire Agreement; Assignment. This Agreement, the Confidentiality Agreement, the Stockholders Agreement/Registration Rights Agreement, the Parent Voting Agreement and the Company Voting Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede, except as set forth in Section 6.04(b), all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) without the consent of the Company and Parent.

                  SECTION 9.08 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except that Section 2.06 is intended to be for the benefit of the Earn-Out Stockholders and may be enforced by such persons.

                  SECTION 9.09 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

                  SECTION 9.10 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State, except to the extent that the Delaware General Corporation Law is mandatorily applicable to the Merger or to matters arising under or in connection with this Agreement.

                  (i) Any claim, action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be heard and determined in any New York state or federal court sitting in The City of New York, County of Manhattan, and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom in any such claim, action, suit or proceeding) and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such claim, action, suit or proceeding in any such court or that any such claim, action, suit or proceeding that is brought in any such court has been brought in an inconvenient forum.

                  (ii) Subject to applicable law, process in any such claim, action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing and subject to applicable law, each party agrees that service of process on such party as provided in
         Section 9.04 shall be deemed effective service of process on such party. Nothing herein shall affect the right of any party to serve legal process in any other manner permitted by law or at equity. WITH RESPECT TO ANY SUCH CLAIM, ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT, EACH OF THE PARTIES IRREVOCABLY WAIVES AND RELEASES TO THE OTHER ITS RIGHT TO A TRIAL BY JURY, AND AGREES THAT IT WILL NOT SEEK A TRIAL BY JURY IN ANY SUCH PROCEEDING.

                  SECTION 9.11 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 9.12 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

                  [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, Parent, the Company and the Company Stockholders have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                        ZONAGEN, INC.

                                        By: /s/ JOSEPH PODOLSKI
                                           ------------------------------------
                                           Name: Joseph Podolski
                                           Title: President and Chief Executive
                                                  Officer

                                        LAVIPHARM CORP.

                                        By: /s/ ZSOLT LAVOTHA
                                           ------------------------------------
                                           Name: Zsolt Lavotha
                                           Title: President and Chief Executive
                                                  Officer

                                        LAVIPHARM S.A.

                                        By: /s/ DR. ATHANASE LAVIDAS
                                           ------------------------------------
                                           Name: Dr. Athanase Lavidas
                                           Title: Chairman and Chief Executive
                                                  Officer

                                        LAVIPHARM GROUP HOLDING S.A.

                                        By: /s/ DR. ATHANASE LAVIDAS
                                           ------------------------------------
                                           Name: Dr. Athanase Lavidas
                                           Title: Chairman

                                                                       EXHIBIT A


      DIRECTORS AND OFFICERS OF PARENT PARTY TO THE PARENT VOTING AGREEMENT


                                Martin P. Sutter
                               Joseph S. Podolski
                              Lloyd M. Bentsen, III
                                 Steven Blasnik
                                Louis Ploth, Jr.

                                                                     EXHIBIT B-1


                               FORM OF COMPANY TAX
                              OFFICER'S CERTIFICATE


                                         [                               ], 2002

                                 LAVIPHARM CORP.
                              OFFICER'S CERTIFICATE

         In connection with the opinion to be rendered on [ ], 2002, by Shearman & Sterling ("Shearman"), counsel to Lavipharm Corp., a Delaware corporation ("Target"), regarding certain United States federal income tax consequences of the merger (the "Merger") of Target with and into Zonagen, Inc., a Delaware corporation ("Acquiror"), pursuant to the Agreement and Plan of Merger, dated October 30, 2002 (the "Merger Agreement"), recognizing that Shearman will rely on this Certificate in delivering its opinion, the undersigned officer of Target hereby certifies that, to the best of his knowledge, the facts relating to the Merger, as such facts are described in the Merger Agreement [and the Acquiror Proxy Statement (as defined in the Merger Agreement) of Acquiror filed with the Securities and Exchange Commission on November [ ], 2002] are, insofar as such facts pertain to Target, true, correct, and complete in all material respects. The undersigned further certifies as follows:

              1. The exchange ratio provided for in the Merger Agreement was the result of arm's length bargaining between Target and Acquiror and their respective representatives and, accordingly, the fair market value of the Acquiror common stock to be received by each Target stockholder in the Merger will be approximately equal to the fair market value of the Target stock surrendered in exchange therefor.

              2. Neither Target nor any person related to Target has redeemed or made any distributions (other than regular, normal dividends) with respect to, or will either redeem or make any distributions (other than regular, normal dividends) with respect to, either directly or indirectly, any shares of Target stock in the time following the commencement of negotiations with respect to the Merger and prior to the effective time of the Merger. For purposes of this representation, "related" means (i) ownership of stock possessing at least 50% of the total combined voting power of all classes of stock entitled to vote or at least 50% of the total value of shares of all classes of stock or (ii) members of the same affiliated group.

              3. Target has no plan or intention to issue additional shares of its stock that would result in Acquiror losing control of Target. For purposes of this representation, "control" means the direct ownership of Target stock possessing at least 80% of the combined voting power of all classes of Target stock entitled to vote and at least 80% of the total number of shares of all other classes of Target stock.

                                      B-1-1

              4. Target and its stockholders will pay their respective expenses, if any, incurred in connection with the Merger.

              5. There is no intercorporate indebtedness existing between Acquiror and Target that was issued, acquired, or will be settled at a discount.

              6.  Target is not an investment company as that term is defined in
                  Section 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code of 1986, as amended (the "Code").

              7. Target will pay its dissenting stockholders, if any, the value of their stock out of its own funds. No funds will be supplied for that purpose, directly or indirectly, by Acquiror, nor will Acquiror directly or indirectly reimburse Target for any payments to dissenters.

              8. Target is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

              9. On the date of the Merger, the fair market value of the assets of Target transferred to Acquiror will equal or exceed the sum of the liabilities assumed by Acquiror plus the amount of liabilities, if any, to which the transferred assets are subject. The liabilities of Target assumed by Acquiring and the liabilities to which the transferred assets of Target are subject were incurred by Target in the ordinary course of its business.

              10. The payment of cash in lieu of fractional shares of Acquiror common stock is solely for the purpose of avoiding the expense and inconvenience to Acquiror of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the Target stockholders instead of issuing fractional shares of Acquiror common stock will not exceed one percent of the total consideration that will be issued in the Merger to the Target stockholders in exchange for their shares of Target stock. The fractional share interests of each Target stockholder will be aggregated, and no Target stockholder will receive cash in an amount equal to or greater than the value of one full share of Acquiror common stock.

              11. None of the compensation received by any stockholder-employee of Target will be separate consideration for, or allocable to, any of his or her shares of Target stock; none of the shares of Acquiror common stock received by any such stockholder-employee will be separate consideration for, or allocable to, any employment agreement or noncompetition agreement; and the compensation paid to any such stockholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

              12. The individual executing this letter is an authorized officer of Target.

              13. There are no agreements in existence other than the Merger
                  Agreement and the related documents discussed therein that represent the understanding of Target on the one hand and Acquiror on the other hand with respect to the Merger.

                                                          Lavipharm Corp.


                                     By: ______________________________________
                                     Name: ____________________________________
                                     Title: ___________________________________

                                                                     EXHIBIT B-2


                               FORM OF PARENT TAX
                              OFFICER'S CERTIFICATE


                                                      [                  ], 2002

                                  ZONAGEN, INC.
                              OFFICER'S CERTIFICATE

         In connection with the opinion to be rendered on [ ], 2002, by Shearman & Sterling ("Shearman"), counsel to Lavipharm Corp., a Delaware corporation ("Target"), regarding certain United States federal income tax consequences of the merger (the "Merger") of Target with and into Zonagen, Inc., a Delaware corporation ("Acquiror"), pursuant to the Agreement and Plan of Merger, dated October 30, 2002 (the "Merger Agreement"), recognizing that Shearman will rely on this Certificate in delivering its opinion, the undersigned officer of Acquiror hereby certifies that, to the best of his knowledge, the facts relating to the Merger, as such facts are described in the Merger Agreement [and the Acquiror Proxy Statement (as defined in the Merger Agreement) of Acquiror filed with the Securities and Exchange Commission on November [ ] 2002 ] are, insofar as such facts pertain to Acquiror, true, correct, and complete in all material respects. The undersigned further certifies as follows:

         1. The exchange ratio provided for in the Merger Agreement was the result of arm's length bargaining between Target and Acquiror and their respective representatives and, accordingly, the fair market value of the Acquiror common stock to be received by each Target stockholder in the Merger will be approximately equal to the fair market value of the Target stock surrendered in exchange therefor.

         2. Neither Acquiror nor any person related to Acquiror (i) is under any obligation, or has entered into any agreement, to redeem, repurchase or otherwise reacquire any shares of Acquiror common stock issued in the Merger or (ii) has any plan or intention to redeem, repurchase, or otherwise reacquire any shares of Acquiror common stock issued in the Merger. For purposes of this representation, "related" means
                  (i) ownership of stock possessing at least 50% of the total combined voting power of all classes of stock entitled to vote or at least 50% of the total value of shares of all classes of stock or (ii) members of the same affiliated group.

         3. Acquiror does not have any plan or intention to sell or otherwise dispose of any of the assets of Target acquired in the Merger except for dispositions made in the ordinary course of business or transfers to a corporation controlled by Acquiror.


                                      B-2-1

         4. Following the Merger, Acquiror will cause Target to continue the historic business of Target or to use a significant portion of Target's historic business assets in a business.

         5. Acquiror will pay its expenses, if any, incurred in connection with the Merger.

         6. There is no intercorporate indebtedness existing between Acquiror and Target that was issued, acquired, or will be settled at a discount.

         7. Acquiror is not an investment company as that term is defined in Section 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code of 1986, as amended (the "Code").

         8. Target will pay its dissenting stockholders, if any, the value of their stock out of its own funds. No funds will be supplied for that purpose, directly or indirectly, by Acquiror, nor will Acquiror directly or indirectly reimburse Target for any payments to dissenters.

         9. Acquiror is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

         10. The payment of cash in lieu of fractional shares of Acquiror common stock is solely for the purpose of avoiding the expense and inconvenience to Acquiror of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to Target stockholders instead of issuing fractional shares of Acquiror common stock will not exceed one percent of the total consideration that will be issued in the Merger to Target stockholders in exchange for their shares of Target stock. The fractional share interests of each Target stockholder will be aggregated, and no Target stockholder will receive cash in an amount equal to or greater than the value of one full share of Acquiror common stock.

         11. None of the compensation received by any stockholder-employee of Target will be separate consideration for, or allocable to, any of his or her shares of Target stock; none of the shares of Acquiror common stock received by any such stockholder-employee will be separate consideration for, or allocable to, any employment agreement or noncompetition agreement; and the compensation paid to any such stockholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

         12. The individual executing this letter is an authorized to make all the representations set forth herein.




                                      B-2-2

         13. The Merger Agreement and all related documents discussed therein represent the entire understanding of Target on the one hand and Acquiror on the other hand with respect to the Merger.

                                                          Zonagen, Inc.


                                   By: _________________________________________
                                   Name: _______________________________________
                                   Title: ______________________________________












                                      B-2-3

                                                                       EXHIBIT C


                       DIRECTORS OF SURVIVING CORPORATION
                             BOARD FOLLOW THE MERGER

                               Board of Directors

                Dr. Lavidas                            Chairman of the Board
                Mr. Lavotha                                  Director
              Hans E. Reiche                                 Director
             Martin P. Sutter                                Director
              Steven Blasnik                                 Director
[Paramount Designee]+                                        Director
 [Independent director with pharmaceutical                   Director
     and health care industry related
  experience designated by the Company]+
 [Independent director with pharmaceutical                   Director
     and health care industry related
  experience designated by the Company]+
 [Independent director with pharmaceutical                   Director
     and health care industry related
    experience designated by Parent]* +








__________________________

+ To be determined prior to Closing.

                                                                       EXHIBIT D


                   SENIOR MANAGEMENT OF SURVIVING CORPORATION
                              FOLLOWING THE MERGER


           Zsolt E. Lavotha                    President and Chief Executive Officer
            Andrew I. Koven                Executive Vice President, General Counsel and
                                                  Corporate Business Development
                  TBD                       Vice President and Chief Financial Officer
          Suresh B. Borsadia                 Vice President - Research and Development
          Michel J.B. Perrut                         Chief Technology Officer
          Patricia J. Houston                    Vice President - Human Resources
             Jean Bonnelye                   Vice President, General Manager - Separex
             Raynal Rubio                  Vice president of Quality Assurance and Site
                                                            Management
                  TBD                       Director of Investment Relations and Public
                                                             Relations

                                                                       EXHIBIT E


          FORM OF STOCKHOLDERS AGREEMENT/REGISTRATION RIGHTS AGREEMENT

                                                                  EXECUTION COPY







              STOCKHOLDERS AGREEMENT/REGISTRATION RIGHTS AGREEMENT

                                     Between

                                  Zonagen, Inc.

                                       and

                          Stockholders of Zonagen, Inc.

                                                                  EXECUTION COPY


                                TABLE OF CONTENTS

                                               ARTICLE I
                                              DEFINITIONS

SECTION 1.01         Certain Defined Terms.....................................................1

SECTION 1.02         Additional Defined Terms..................................................3


                                               ARTICLE II
                                          REGISTRATION RIGHTS

SECTION 2.01         Demand Registration.......................................................3

SECTION 2.02         Piggy-Back Registration...................................................4

SECTION 2.03         Blackout Periods..........................................................6

SECTION 2.04         Registration Procedures...................................................6

SECTION 2.05         Expenses 10

SECTION 2.06         Rule 144 and Rule 144A Information.......................................10

SECTION 2.07         Indemnification and Contribution.........................................11

SECTION 2.08         (a) Certain Additional Limitations on Registration Rights................13

SECTION 2.09         Limitations on Registration of Other Securities; Representation..........14

SECTION 2.10         No Inconsistent Agreements...............................................14

SECTION 2.11         Selection of Managing Underwriters.......................................14


                                               ARTICLE III
                                          ADDITIONAL AGREEMENTS

SECTION 3.01         Designation of Board of Directors........................................15

SECTION 3.02         Replacement Designees....................................................15

SECTION 3.03         Committees of the Board..................................................15

SECTION 3.04         Covenant to Vote.........................................................15

                                                                  EXECUTION COPY

SECTION 3.05         No Voting or Conflicting Agreements......................................16

SECTION 3.06         Holdback Agreement.......................................................16


                                           ARTICLE IV
                          REPRESENTATIONS AND WARRANTIES OF THE PARTIES

SECTION 4.01         Incorporation and Authority of the Stockholders..........................16

SECTION 4.02         Incorporation and Authority of Parent....................................17


                                           ARTICLE V
                                         MISCELLANEOUS

SECTION 5.01         Specific Performance.....................................................17

SECTION 5.02         Amendments and Waivers...................................................17

SECTION 5.03         Notice Generally.........................................................18

SECTION 5.04         Successors and Assigns; Third Party Beneficiaries........................19

SECTION 5.05         Headings 19

SECTION 5.06         Governing Law; Jurisdiction..............................................19

SECTION 5.07         Severability.............................................................20

SECTION 5.08         Entire Agreement.........................................................20

SECTION 5.09         Cumulative Remedies......................................................20

SECTION 5.10         Construction.............................................................20

SECTION 5.11         Counterparts.............................................................20

                                                                  EXECUTION COPY

         STOCKHOLDERS AGREEMENT/REGISTRATION RIGHTS AGREEMENT, dated as of [____], 2002 (this "Agreement"), by and between Zonagen, Inc., a Delaware corporation ("Parent"), and the stockholders set forth on the signature pages hereto (the "Stockholders").

         WHEREAS, the Stockholders are receiving shares of common stock, par value $0.001 per share, of Parent (the "Parent Common Stock") pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of October 30, 2002, among Lavipharm Corp., a Delaware corporation (the "Company"), Lavipharm S.A., a Greek corporation ("L-S.A."), Lavipharm Group Holding S.A., a Luxembourg corporation ("LGH"), and Parent, pursuant to which the Company was merged with and into Parent(the "Merger").

         NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, it is agreed as follows:

                                   ARTICLE I
                                  DEFINITIONS

         SECTION 1.01 Certain Defined Terms. Unless otherwise defined herein, the terms below shall have the following meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

         "Affiliate" shall mean, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person.

         "Agreement" shall mean this Stockholders Agreement/Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing.

         "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which commercial banks are required or permitted by law to be closed in the City of New York in the State of New York.

         "Control" (including the terms "Controlling", "Controlled by" and "under common Control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

                                                                  EXECUTION COPY

         "Holder" shall mean any of the Stockholders, and any transferee of a Stockholder to whom Registrable Securities are permitted to be transferred in accordance with the terms of this Agreement, and, in each case, who continues to be entitled to the rights of a Holder hereunder.

         "Initiating Holders" shall mean a Holder or Holders who in the aggregate own at least a majority of the outstanding Registrable Securities.

         "NASD" shall mean the National Association of Securities Dealers, Inc., or any successor entity thereof.

         "Person" shall mean any individual, corporation, partnership, joint venture, firm, trust, unincorporated organization, government or any agency or political subdivision thereof or other entity.

         "Prospectus" means the prospectus (including any preliminary prospectus and any final prospectus) included in the Registration Statement as amended or supplemented by any supplement with respect to the terms of the offering of any portion of the Registrable Securities pursuant to a Demand Registration or Piggy-Back Registration and by all other amendments and supplements thereto, including post-effective amendments and any material incorporated by reference therein.

         "Registrable Securities" shall mean (a) the shares of Parent Common Stock issued pursuant to the Merger Agreement, whether in the Merger or pursuant to Section 2.06 of the Merger Agreement, and held by a Holder and (b) any securities issuable or issued or distributed in respect of any of the Parent Common Stock identified in clause (a) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise. For purposes of this Agreement, Registrable Securities shall cease to be Registrable Securities when (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) such Registrable Securities have been disposed of pursuant to a valid exemption from registration under the Securities Act or (iii) such Registrable Securities may be sold under Rule 144 of the Securities Act without limitation on the number of shares or manner of sale.

         "Registration Statement" shall mean the Demand Registration Statement and/or the Piggy-Back Registration Statement, as the case may be, including the Prospectus contained therein, any amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits and any materials incorporated by reference in such Registration Statement.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

         "SEC" shall mean the Securities and Exchange Commission, or any successor thereto.

                                                                  EXECUTION COPY

         SECTION 1.02 Additional Defined Terms. The following terms have the meanings set forth in the Section set forth opposite such term:


                 Term                                         Section
                 ----                                         -------
                 Blackout Period                              2.03
                 Board                                        3.01
                 Company                                      Recitals
                 Company Directors                            3.01
                 Demand for Registration                      2.01(c)
                 Demand Registration                          2.01(a)
                 Demand Registration Statement                2.01(a)
                 Indemnified Party                            2.07(d)
                 Indemnifying Party                           2.07(d)
                 Independent Directors                        3.01
                 LGH                                          Recitals
                 L-S.A.                                       Recitals
                 Maximum Number of Securities                 2.01(b)
                 Merger Agreement                             Recitals
                 Parent                                       Preamble
                 Parent Common Stock                          Recitals
                 Participating Demand Holders                 2.01(a)
                 Participating Piggy-Back Holders             2.02(b)
                 Piggy-Back Registration                      2.02(a)
                 Piggy-Back Registration Statement            2.02(a)
                 Stockholders                                 Preamble

                                   ARTICLE II
                               REGISTRATION RIGHTS

         SECTION 2.01 Demand Registration. (a) After receipt of a written request from the Initiating Holders requesting that Parent effect a registration (a "Demand Registration") under the Securities Act covering all or part of the Registrable Securities which specifies the intended method or methods of disposition thereof, Parent shall promptly notify all Holders in writing of the receipt of such request and each such Holder, in lieu of exercising its rights under Section 2.02, may elect (by written notice sent to Parent within ten Business Days from the date of such Holder's receipt of the aforementioned notice from Parent) to have all or part of such Holder's Registrable Securities included in such registration thereof pursuant to this Section 2.01, and such Holder shall specify in such notice the number of Registrable Securities that such Holder elects to include in such registration. Thereupon Parent shall, as expeditiously as is possible, but in any event no later than 30 days (excluding any days which occur during a permitted Blackout Period under Section 2.03 below) after receipt of a written request for a Demand Registration, file with the SEC and use its reasonable efforts to cause to be declared effective, a registration statement (a "Demand Registration Statement") relating to all shares of Registrable Securities which Parent has been so requested to register by such Holders

                                                                  EXECUTION COPY

("Participating Demand Holders") for sale, to the extent required to permit the disposition (in accordance with the intended method or methods thereof, as aforesaid) of the Registrable Securities so registered; provided, however, that the Registrable Securities requested to be registered (i) constitute at least 15% of the Registrable Securities issued pursuant to the Merger Agreement or
(ii) include all Registrable Securities held by all of the Holders at such time.

         (b) If the majority of the Participating Demand Holders in a Demand Registration relating to a public offering so request that the offering be underwritten with a managing underwriter selected in the manner set forth in
Section 2.11 below and such managing underwriter of such Demand Registration advises Parent in writing that, in its opinion, the number of securities to be included in such offering is greater than the total number of securities which can be sold therein without having a material adverse effect on the distribution of such securities or otherwise having a material adverse effect on the marketability thereof (the "Maximum Number of Securities"), then Parent shall include in such Demand Registration the Registrable Securities that the Participating Demand Holders have requested to be registered thereunder only to the extent the number of such Registrable Securities does not exceed the Maximum Number of Securities. If such amount exceeds the Maximum Number of Securities, the number of Registrable Securities included in such Demand Registration shall be allocated among all the Participating Demand Holders on a pro rata basis (based on the number of Registrable Securities held by each Participating Demand Holder). If the amount of such Registrable Securities does not exceed the Maximum Number of Securities, Parent may include in such Registration any other securities of Parent held by other security holders of Parent, as Parent may in its discretion determine or be obligated to allow, in an amount which together with the Registrable Securities included in such Demand Registration shall not exceed the Maximum Number of Securities.

         (c) The Initiating Holders shall be entitled to an aggregate of two registrations of Registrable Securities per calendar year on Form S-3 (or such other successor form to Form S-3) pursuant to this Section 2.01 (each, a "Demand for Registration") and one of such registrations per year may be an underwritten offering pursuant to Section 2.01(b); provided, that a registration requested pursuant to this Section 2.01 shall not be deemed to have been effected for purposes of this Section 2.01(c) unless (i) it has been declared effective by the SEC, (ii) it has remained effective for the period set forth in Section 2.04(a), (iii) Holders of Registrable Securities included in such registration have not withdrawn sufficient shares from such registration such that the remaining holders requesting registration would not have been able to request registration under the provisions of Section 2.01 and (iv) the offering of Registrable Securities pursuant to such registration is not subject to any stop order, injunction or other order or requirement of the SEC (other than any such stop order, injunction, or other requirement of the SEC prompted by act or omission of Holders of Registrable Securities).

         (d) Notwithstanding anything to the contrary contained herein, Parent shall not be required to prepare and file (i) more than two Demand Registration Statements in any 12-month period, or (ii) any Demand Registration Statement within 60 days following the date of effectiveness of any other Registration Statement.

         SECTION 2.02 Piggy-Back Registration. (a) If Parent proposes to file on its behalf and/or on behalf of any holder of its securities (other than a holder of Registrable

                                                                  EXECUTION COPY

Securities) a registration statement under the Securities Act on any form (other than a registration statement on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of Parent pursuant to any employee benefit plan, respectively) for the registration of Parent Common Stock (a "Piggy-Back Registration"), it will give written notice to all Holders at least 20 days before the initial filing with the SEC of such piggy-back registration statement (a "Piggy-Back Registration Statement"), which notice shall set forth the intended method of disposition of the securities proposed to be registered by Parent. The notice shall offer to include in such filing the aggregate number of shares of Registrable Securities as such Holders may request.

         (b) Each Holder desiring to have Registrable Securities registered under this Section 2.02 ("Participating Piggy-Back Holders") shall advise Parent in writing within ten days after the date of receipt of such offer from Parent, setting forth the amount of such Registrable Securities for which registration is requested. Parent shall thereupon include in such filing the number or amount of Registrable Securities for which registration is so requested, subject to
Section 2.02 (c), and shall use its reasonable efforts to effect registration of such Registrable Securities under the Securities Act.

         (c) If the Piggy-Back Registration relates to an underwritten public offering and the managing underwriter of such proposed public offering advises in writing that, in its opinion, the amount of Registrable Securities requested to be included in the Piggy-Back Registration in addition to the securities being registered by Parent would be greater than the Maximum Number of Securities (having the same meaning as defined in Section 2.01(b), but replacing the term "Demand Registration" with "Piggy-Back Registration"), then:

                  (i) in the event Company initiated the Piggy-Back Registration, Parent shall include in such Piggy-Back Registration: first, the securities Parent proposes to register and second, the securities of all other selling security holders, including the Participating Piggy-Back Holders, to be included in such Piggy-Back Registration in an amount which together with the securities Parent proposes to register, shall not exceed the Maximum Number of Securities, such amount to be allocated among such selling security holders on a pro rata basis (based on the number of securities of Parent held by each such selling security holder);

                  (ii) in the event any holder of securities of Parent initiated the Piggy-Back Registration, Parent shall include in such Piggy-Back
         Registration: first, the securities such initiating security holder proposes to register, second, the securities of any other selling security holders (including Participating Piggy-Back Holders), in an amount which together with the securities the initiating security holder proposes to register, shall not exceed the Maximum Number of Securities, such amount to be allocated among such other selling security holders on a pro rata basis (based on the number of securities of Parent held by each such selling security holder) and third, any securities Parent proposes to register, in an amount which together with the securities the initiating security holder and the other selling security holders propose to register, shall not exceed the Maximum Number of Securities;

                                                                  EXECUTION COPY

         (d) Parent will not hereafter enter into any agreement, which is inconsistent with the rights of priority provided in Section 2.02 (c).

         SECTION 2.03 Blackout Periods. Parent shall have the right to delay the filing or effectiveness of a Registration Statement required pursuant to Sections 2.01 or 2.02 hereof during no more than three periods aggregating to not more than 90 days in any twelve-month period (a "Blackout Period") in the event that (i) Parent would, in accordance with the advice of its counsel, be required to disclose in the Prospectus information not otherwise then required by law to be publicly disclosed and (ii) in the judgment of Parent's Board of Directors, there is a reasonable likelihood that such disclosure, or any other action to be taken in connection with the Prospectus, would materially and adversely affect or interfere with any financing, capital raising, acquisition, merger, disposition of assets (not in the ordinary course of business), corporate reorganization or other similar transaction involving Parent; provided, however, that Parent shall delay during such Blackout Period the filing or effectiveness of any Registration Statement required pursuant to the registration rights of the holders of any securities of Parent. Parent shall promptly give the Holders written notice of such determination containing a general statement of the reasons for such postponement and an approximation of the anticipated delay.

         SECTION 2.04 Registration Procedures. If Parent is required by the provisions of Section 2.01 or 2.02 to use its reasonable efforts to effect the registration of any of its securities under the Securities Act, Parent will, as expeditiously as possible:

         (a) prepare and file with the SEC a Registration Statement with respect to such securities and use its reasonable efforts to cause such Registration Statement promptly to become and remain effective for a period of time required for the disposition of such securities by the holders thereof but not to exceed 120 days; provided, however, that before filing such Registration Statement or any amendments or supplements thereto (for purposes of this subsection, amendments and supplements shall not be deemed to include any filing that Parent is required to make pursuant to the Exchange Act), Parent shall furnish the representatives of the Holders referred to in Section 2.04(m) copies of all documents proposed to be filed, which documents will be subject to the review and comment of such representatives and their counsel. Parent shall not be deemed to have used its reasonable efforts to keep a Registration Statement effective during the applicable period if it voluntarily takes any action that would result in the Holders of such Registrable Securities not being able to sell such Registrable Securities during that period, unless such action is required under applicable law;

         (b) prepare and file with the SEC such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in a public offering or the expiration of 120 days; provided, however, that if any securities have not been disposed of during such 120 day period, subject to Section 2.05(a), the Holder or Holders selling securities under the Registration Statement may request in writing that Parent prepare and file with the SEC additional amendments and supplements to such Registration Statement, to keep such Registration Statement effective and in compliance with the provisions of the Securities Act, for an additional 30 day period, and Parent shall not unreasonably withhold its consent to such request.




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         (c) furnish to such Holders such number of conformed copies of the applicable Registration Statement and each such amendment and supplement thereto and of any Prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such Holders may reasonably request;

         (d) use its reasonable efforts to register or qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as each Holder of such securities shall reasonably request, to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such Holder (provided, however, that Parent shall not be required in connection therewith or as a condition thereto to qualify to do business, subject itself to taxation in or to file a general consent to service of process in any jurisdiction wherein it would not but for the requirements of this Section 2.04 (d) be obligated to do so; and provided further that Parent shall not be required to qualify such Registrable Securities in any jurisdiction in which the securities regulatory authority requires that any Holder submit any shares of its Registrable Securities to the terms, provisions and restrictions of any escrow, lockup or similar agreement(s) for consent to sell Registrable Securities in such jurisdiction unless such Holder agrees to do so), and do such other reasonable acts and things as may be required of it to enable such Holder to consummate the disposition in such jurisdiction of the securities covered by such Registration Statement;

         (e) furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to Section 2.01 or 2.02, if the method of distribution is by means of an underwriting, on the date that the shares of Registrable Securities are delivered to the underwriters for sale pursuant to such registration, or if such Registrable Securities are not being sold through underwriters, on the date that the registration statement with respect to such shares of Registrable Securities becomes effective, (1) a signed opinion, dated such date, of the independent legal counsel representing Parent for the purpose of such registration, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the Holders making such request, as to such matters that are customarily covered in the type of offering which is conducted and such other matters as may be reasonably requested by the underwriters, if any, or the Holders, as the case may be. and (2) letters dated such date and the date the offering is priced from the independent certified public accountants of Parent, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the Holders making such request and, if such accountants refuse to deliver such letters to such Holders, then to Parent (i) stating that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of Parent included in the Registration Statement, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and (ii) covering such other financial matters (including information as to the period ending not more than five business days prior to the date of such letters) with respect to the registration in respect of which such letter is being given as such underwriters or the Holders holding a majority of the Registrable Securities included in such registration, as the case may be, may reasonably request and as would be customary in such a transaction;



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         (f) enter into customary agreements (including if the method of distribution is by means of an underwriting, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

         (g) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the SEC, and make earnings statements satisfying the provisions of Section 11(a) of the Securities Act generally available to the Holders no later than 45 days after the end of any twelve-month period (or 90 days, if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in an underwritten public offering, or (ii) if not sold to underwriters in such an offering, beginning with the first month of Parent's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said twelve-month periods;

         (h) use its reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange or quotation system on which similar securities issued by Parent are listed or traded;

         (i) give written notice to the Holders:

                  (i) when such Registration Statement or any amendment thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;

                  (ii) of any request by the SEC for amendments or supplements to such Registration Statement or for additional information;

                  (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose;

                  (iv) of the receipt by Parent or its legal counsel of any notification with respect to the suspension of the qualification of the Parent Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                  (v) of the existence of any fact which results in: (A) the Registration Statement containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (B) the Prospectus containing an untrue statement of material fact or omitting to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; (which notice shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made);

         (j) use its reasonable efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of such Registration Statement at the earliest possible time;



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         (k) furnish to each Holder, without charge, at least one copy of such
Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits (including those, if any, incorporated by reference);

         (l) furnish to each Holder and to any underwriter, as many copies of the Prospectus as such Person may reasonably request;

         (m) upon the occurrence of any fact contemplated by Section 2.04(i)(v), promptly prepare a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or file any other required document so that, as thereafter delivered to the Holders, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If Parent notifies the Holders in accordance with
Section 2.04(i)(v) to suspend the use of the Prospectus until the requisite changes to the Prospectus have been made, then the Holders shall suspend use of such Prospectus and use their reasonable efforts to return to Parent all copies of such Prospectus (at Parent's expense) other than permanent file copies then in such Holder's possession, and the period of effectiveness of such Registration Statement provided for above shall be extended by the number of days from and including the date of the giving of such notice to the date Holders shall have received such amended or supplemented Prospectus pursuant to this Section 2.04(m);

         (n) make reasonably available for inspection by the representatives of the Holders, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by such representative or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of Parent and cause Parent's officers, directors and employees to supply all relevant information reasonably requested by such representative or any such underwriter, attorney, accountant or agent in connection with the registration;

         (o) in connection with any underwritten offering, make appropriate officers of Parent available to the selling security holders for meetings with prospective purchasers of the Registrable Securities and prepare and present to potential investors customary "road show" material in each case in accordance with the recommendations of the underwriters and in all respects in a manner consistent with other new issuances of securities in an offering of a similar size to such offering of the Registrable Securities; and

         (p) use reasonable efforts to procure the cooperation of Parent's transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Holders or the underwriters.

         It shall be a condition precedent to the obligation of Parent to take any action pursuant to this Agreement in respect of the Registrable Securities which are to be registered at the request of any Holder that such Holder shall furnish to Parent such information regarding the Registrable Securities held by such Holder and the intended method of disposition thereof as


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Parent shall reasonably request and as shall be required in connection with the action taken by Parent.

         SECTION 2.05 Expenses. All expenses incurred in connection with each registration pursuant to Sections 2.01 and 2.02 of this Agreement, excluding underwriters' discounts and commissions, but including without limitation all registration, filing and qualification fees, word processing, duplicating, printers' and accounting fees (including the expenses of any special audits or "comfort" letters required by or incident to such performance and compliance), fees of the NASD or listing fees, messenger and delivery expenses, all fees and expenses of complying with state securities or blue sky laws, fees and disbursements of counsel for Parent, fees and expenses of Parent and the underwriters relating to "road show" investor presentations, including the cost of any aircraft chartered for such purpose, and the fees and disbursements of one counsel for the selling Holders (which counsel shall be selected by the Holders holding a majority in interest of the Registrable Securities being registered), shall be paid by Parent, except that:

         (a) all such expenses in connection with any amendment or supplement to a Registration Statement or Prospectus filed more than 120 days after the effective date of such Registration Statement because any Holder has not effected the disposition of the securities requested to be registered shall be paid by such Holder; and

         (b) the Holders shall bear and pay the (i) underwriting commissions and discounts applicable to securities offered for their account in connection with any registrations, filings and qualifications made pursuant to this Agreement and (ii) any fees and expenses incurred in respect of counsel, except as provided above, or other advisors to the Holders.

         SECTION 2.06 Rule 144 and Rule 144A Information. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration:

         (a) At all times after 120 days after any Registration Statement covering securities of Parent shall have become effective, Parent agrees to:

                  (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

                  (ii) use its best efforts to file with the SEC in a timely manner all reports and other documents required of Parent under the Securities Act and the Exchange Act; and

                  (iii) furnish to each Holder of Registrable Securities forthwith upon request a written statement by Parent as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of Parent, and such other reports and documents so filed by Parent as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any Registrable Securities without registration.

         (b) At all times during which Parent is neither subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, nor exempt from reporting pursuant to


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Rule 12g3-2(b) under the Exchange Act, it will provide, upon the written request of any holder of Registrable Securities in written form (as promptly as practicable and in any event within 15 business days), to any prospective buyer of such stock designated by such holder, all information required by Rule 144A(d)(4)(i) of the General Regulations promulgated by the SEC under the Securities Act.

         SECTION 2.07 Indemnification and Contribution. (a) Parent shall indemnify and hold harmless each Holder, such Holder's directors and officers, each person who participates in the offering of such Registrable Securities, including underwriters (as defined in the Securities Act), and each person, if any, who controls such Holder or participating person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based on the existence of a fact contemplated by Section 2.04(i)(v), and shall reimburse each such Holder, such Holder's directors and officers, such participating person or controlling person for any legal or other expenses reasonably incurred by them (but not in excess of expenses incurred in respect of one counsel for all of them unless there is an actual conflict of interest between any indemnified parties, which indemnified parties may be represented by separate counsel) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.07 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Parent (which consent shall not be unreasonably withheld); provided further that Parent shall not be liable to any Holder, such Holder's directors and officers, participating person or controlling person in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such Registration Statement or Prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, such Holder's directors and officers, participating person or controlling person. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Holder, such Holder's directors and officers, participating person or controlling person, and shall survive the transfer of such securities by such Holder.

         (b) Each Holder requesting or joining in a registration shall, severally and not jointly, indemnify and hold harmless Parent, each of its directors and officers, each person, if any, who controls Parent within the meaning of the Securities Act, and each agent and any underwriter for Parent (within the meaning of the Securities Act) against any losses, claims, damages or liabilities, joint or several, to which Parent or any such director, officer, controlling person, agent or underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement on the effective date thereof (including any Prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the existence of any fact contemplated in Section 2.04(i)(v), but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement or Prospectus, or amendments or supplements thereto,


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in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such registration; and each such Holder shall reimburse any legal or other expenses reasonably incurred by Parent or any such director, officer, controlling person, agent or underwriter (but not in excess of expenses incurred in respect of one counsel for all of them unless there is an actual conflict of interest between any indemnified parties, which indemnified parties may be represented by separate counsel) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.07(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld), and provided further that the liability of each Holder hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the net proceeds from the sale of the shares sold by such Holder under such registration statement bears to the total net proceeds from the sale of all securities sold thereunder, but not in any event to exceed the net proceeds received by such Holder from the sale of Registrable Securities covered by such registration statement.

         (c) If the indemnification provided for in this Section 2.07 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. If the allocation provided in this Section 2.07(c) is not permitted by applicable law, the parties shall contribute based upon the relevant benefits received by Parent from the initial offering of the securities on the one hand and the net proceeds received by the Holders from the sale of securities on the other. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.07(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 2.07(c). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         (d) Any Person entitled to indemnification hereunder (the "Indemnified Party") agrees to give prompt written notice to the indemnifying party (the "Indemnifying Party") after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the


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Indemnifying Party intends to claim indemnification or contribution pursuant to this Agreement; provided that the failure so to notify the Indemnified Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnifying Party hereunder unless such failure is materially prejudicial to the Indemnifying Party. If notice of commencement of any such action is given to the Indemnifying Party as provided above, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to the Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action, or (iii) the named parties to any such action (including any impleaded parties) have been advised by such counsel that either (A) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (B) there are one or more legal defenses available to it which are substantially different from or additional to those available to the Indemnifying Party. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld.

         (e) The agreements contained in this Section 2.07 shall survive the transfer of the Registrable Securities by any Holder and sale of all the Registrable Securities pursuant to any registration statement and shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or such director, officer or participating or controlling Person.

         SECTION 2.08 (a) Certain Additional Limitations on Registration Rights. Notwithstanding the other provisions of this Agreement, Parent shall not be obligated to register the Registrable Securities of any Holder (i) if such Holder or any underwriter of such Registrable Securities shall fail to furnish to Parent necessary information in respect of the distribution of such Registrable Securities, or (ii) if such registration involves an underwritten offering, such Registrable Securities are not included in such underwritten offering on the same terms and conditions as shall be applicable to the other securities being sold through underwriters in the registration or such Holder fails to enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwritten offering.

         (b) Lock-up Agreements

                  (i) Each Holder agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of Parent, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 120-day period beginning on the effective date of any underwritten Demand Registration or underwritten Piggy-Back Registration in which Registrable Securities are included (except as part of such underwritten registration) unless the underwriters managing the public offering otherwise agree.

                  (ii) Parent agrees not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 120-day period beginning on the


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         effective date of any underwritten Demand Registration or underwritten
         Piggy-Back Registration (except as part of such underwritten registration) unless the underwriters managing the public offering otherwise agree provided however, that the foregoing limitations shall not apply to any purchases, issuances or grants of options, rights or warrants under Parent's employee or director compensation and benefit plans, or used for similar employee compensation or benefit purposes. Parent also agrees to cause each holder of at least 2% (on a fully diluted basis) of Parent Common Stock, each executive officer and director, and each holder of any securities convertible into or exchangeable or exercisable for Parent Common Stock purchased from Parent at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

         SECTION 2.09 Limitations on Registration of Other Securities; Representation. From and after the date of this Agreement, Parent shall not, without the prior written consent of a majority in interest of the Holders as of the date of this Agreement, enter into any agreement with any holder or prospective holder of any securities of Parent giving such holder or prospective holder any registration rights the terms of which are as or more favorable taken as a whole other than the registration rights granted to the Holders hereunder unless Parent shall also give such rights to the Holders hereunder.

         SECTION 2.10 No Inconsistent Agreements. Parent will not hereafter enter into any agreement with respect to its securities, which is inconsistent in any material respects with the rights granted to the Holders in this Agreement.

         SECTION 2.11 Selection of Managing Underwriters. In the event a majority of the Participating Demand Holders have requested an underwritten offering, the underwriter or underwriters shall be selected by Parent and shall be approved by the Holders of a majority of the shares being so registered, which approval shall not be unreasonably withheld or delayed, provided (i) that all of the representations and warranties by, and the other agreements on the part of, Parent to and for the benefit of such underwriters shall also be made to and for the benefit of such Holders of Registrable Securities, (ii) that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall be conditions precedent to the obligations of such Holders of Registrable Securities, and (iii) that no Holder shall be required to make any representations or warranties to or agreements with Parent or the underwriters other than representations, warranties or agreements regarding such Holder, the Registrable Securities of such Holder and such Holder's intended method of distribution and any other representations required by law. Subject to the foregoing, all Holders proposing to distribute Registrable Securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters. Subject to the provisions of Section 2.06(b), if any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw all its Registrable Securities by written notice to Parent, the managing underwriter and the other Holders participating in such registration. The securities so withdrawn shall also be withdrawn from registration.



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                                  ARTICLE III
                              ADDITIONAL AGREEMENTS

         SECTION 3.01 Designation of Board of Directors. So long as L-S.A.and LGH hold in the aggregate a percentage of the outstanding shares of Parent Common Stock as set forth below, L-S.A. and LGH jointly shall have the right to designate such number of persons for election to the Board of Directors of Parent (the "Board") equal to the fraction (as set forth below) of members to the Board, and Parent agrees to use its best efforts to cause the election of each such designee to the Board; provided, however, that the Independent Directors (as defined below) shall be independent directors with pharmaceutical and health care industry-related experience:

              Percentage                          Company Directors                   Independent Directors
-------------------------------------------------------------------------------------------------------------------
More than or equal to 10%               One-third of the total number of       Two-ninths of the total number of
                                        members of the Board                   members of the Board
-------------------------------------------------------------------------------------------------------------------
Up to 10%                               Two-ninths of the total number of      One-ninth of the total number of
                                        members of the Board                   members of the Board
-------------------------------------------------------------------------------------------------------------------


         SECTION 3.02 Replacement Designees. In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of any Company Director or Independent Director, L-S.A. and LGH shall have the right to designate a replacement director to fill such vacancy and Parent agrees to use its best efforts to cause the election of each such designee.

         SECTION 3.03 Committees of the Board. Subject to applicable law and The Nasdaq National Market requirements (and the requirements of any other applicable national securities exchange or self-regulatory body or agency), the composition of the committees of the Board shall be based upon and reflect proportionally the composition of the Board as a whole.

         SECTION 3.04 Covenant to Vote. Each of the Holders shall appear in person or by proxy at any annual or special meeting of stockholders for the purpose of obtaining a quorum and shall vote the shares of Parent Common Stock owned by such Holder entitled to vote, either in person or by proxy, at any annual or special meeting of stockholders of Parent (or its successor) called for the purpose of voting on the election of directors or by consensual action of stockholders with respect to the election of directors, in favor of the election of the directors nominated in accordance with Sections 3.01 and 3.02 hereof. In addition, each Holder shall appear in person or by proxy at any annual or special meeting of stockholders for the purpose of obtaining a quorum and shall vote the shares of Parent Common Stock owned by such Holder and entitled to vote upon any other matter submitted to a vote of the stockholders of Parent in a


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manner so as to be consistent and not in conflict with, and to implement, the terms of this Agreement.

         SECTION 3.05 No Voting or Conflicting Agreements. (a) No Holder shall grant any proxy or enter into or agree to be bound by any voting trust with respect to the Parent Common Stock held by such Holder nor shall any Holder enter into any stockholder agreements or arrangements of any kind with any person with respect to the Parent Common Stock inconsistent with the provisions of this Agreement (whether or not such agreements and arrangements are with other stockholders of the Company that are not parties to this Agreement). The foregoing prohibition includes, but is not limited to, agreements or arrangements with respect to the acquisition, disposition or voting of shares of Parent Common Stock held by such Holders. No Holder shall act, for any reason, as a member of a group or in concert with any other persons in connection with the acquisition, disposition or voting of shares of Parent's capital stock in any manner which is inconsistent with the provisions of this Agreement.

         (b) So long as L-S-A. and LGH own any Registrable Securities, Parent shall not, without the written consent of L-S.A. and LGH, amend its certificate of incorporation or bylaws in any manner or enter into any agreement that would be contrary to or that would adversely affect the rights of L-S.A. and LGH under this Article III.

         SECTION 3.06 Holdback Agreement. Notwithstanding any other provisions of this Agreement to the contrary, all of the Holders shall be restricted from selling any Parent Common Stock for a period of 60 days following the consummation of the Merger. Following such date, all of the Holders shall be permitted, in any subsequent calendar quarter, to sell (a) not more than 35% of the Parent Common Stock that such Holders received upon the consummation of the transactions contemplated under the Merger Agreement or (b) all the Registrable Securities held by such Holders at such time.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE PARTIES

         SECTION 4.01 Incorporation and Authority of the Stockholders. The Stockholders hereby represent and warrant that each Stockholder (i) that is a corporation is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby, (ii) that is a limited partnership is a limited partnership duly formed, validly existing and in good standing under the laws of its jurisdiction of formation and has all the necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transaction contemplated hereby, or (iii) that is an individual is an individual with all legal capacity to enter into this Agreement, to carry out his/her obligations hereunder and to consummate the transactions contemplated hereby. In each case where a Stockholder is a corporation or a limited partnership, the execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership actions on the part of such Stockholder, and no other corporate or partnership proceedings on the part of


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
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such Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each Stockholder and, assuming due authorization, execution and delivery by Parent, this Agreement constitutes a legal, valid and binding obligation of each Stockholder enforceable against each Stockholder in accordance with its terms.

         SECTION 4.02 Incorporation and Authority of Parent. Parent hereby represents and warrants that:

         (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not prevent or materially delay consummation of the transactions contemplated hereby, or otherwise prevent or materially delay Parent from performing its obligations under this Agreement and would not have a material adverse effect on the business, financial condition, assets, liabilities or results of operations of Parent and its subsidiaries taken as a whole.

         (b) Parent has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the Stockholders, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms.

                                    ARTICLE V
                                 MISCELLANEOUS

         SECTION 5.01 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties hereto shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

         SECTION 5.02 Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Parent and a majority in interest of the Holders or, in the case of a waiver, by the party or parties against whom the waiver is to be effective; provided, however, that waiver by the Holders shall require the consent of a majority in interest of the Holders.


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
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         (b) No failure or delay by any party in exercising any right, power or privilege hereunder (other than a failure or delay beyond a period of time specified herein) shall operate as a waiver thereof and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 5.03 Notice Generally. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile transmission or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by notice given in accordance with this Section 5.03:

         (a) If to any Holder, at its last known address appearing on the books of Parent maintained for such purpose, with a copy to:.

                     Lavipharm Corp.
                     69 Princeton-Hightstown Road
                     East Windsor, NJ 08520
                     Attention: Andrew I. Koven, Esq.
                                Senior Vice President and General Counsel
                     Telephone No.: (609) 371-6531
                     Facsimile No.: (609) 371-6522

                     and a copy to:

                     Shearman & Sterling
                     599 Lexington Avenue
                     New York, NY 10022
                     Attn: Christa A. D'Alimonte, Esq.
                     Telephone No.: (212) 848-4000
                     Facsimile No.: (212) 848-7179

         (b) If to Parent, at:

                     Zonagen, Inc.
                     2408 Timberloch Place, Suite B-4
                     The Woodlands, TX 77380
                     Attention: Joseph S. Podolski
                     Telephone No.: (281) 719-3400
                     Facsimile: (281) 719-3446


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
                                                                  EXECUTION COPY

                     with a copy to:

                     Andrews & Kurth L.L.P
                     Waterway Plaza Two, Suite 200
                     10001 Woodloch Forest Drive
                     The Woodlands, Texas 77380
                     Attn: Jeffrey R. Harder, Esq.
                     Telephone No.: (713) 220-4312
                     Facsimile No.: (713) 238-7282

         SECTION 5.04 Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto as hereinafter provided. The rights and obligations of any Holder hereunder with respect to any Registrable Securities shall be transferred to any Person who is a transferee of such Registrable Securities. All of the obligations of Parent hereunder shall survive any such transfer. Within a reasonable period of time after the transfer of any Registrable Securities (other than a transfer pursuant to which such Registrable Securities cease to be Registrable Securities) to any Person, the Holder transferring such Registrable Securities will deliver a written notice to Parent, setting forth the name and address of such transferree and the amount of Registrable Securities transferred to such transferee. Except as provided in
Section 2.07, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

         SECTION 5.05 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 5.06 Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State.

                  (i) Any claim, action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be heard and determined in any New York state or federal court sitting in The City of New York, County of Manhattan, and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom in any such claim, action, suit or proceeding) and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such claim, action, suit or proceeding in any such court or that any such claim, action, suit or proceeding that is brought in any such court has been brought in an inconvenient forum.

                  (ii) Subject to applicable law, process in any such claim, action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing and subject to applicable law, each party agrees that service of process on such party as provided in
         Section 5.03 shall be deemed effective service of process on such party. Nothing herein shall affect the right of any party to serve legal process in any other manner permitted by law or at equity. WITH RESPECT TO ANY SUCH CLAIM, ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT, EACH OF THE PARTIES IRREVOCABLY WAIVES AND RELEASES TO THE OTHER ITS RIGHT TO A TRIAL BY JURY, AND AGREES THAT IT WILL NOT SEEK A TRIAL BY JURY IN ANY SUCH PROCEEDING.


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
                                                                  EXECUTION COPY


         SECTION 5.07 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

         SECTION 5.08 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and undertakings, both oral and written, among the parties, or any of them, with respect to the subject matter hereof.

         SECTION 5.09 Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

         SECTION 5.10 Construction. Each party hereto acknowledges and agrees it has had the opportunity to draft, review and edit the language of this Agreement and that no presumption for or against any party arising out of drafting all or any part of this Agreement will be applied in any dispute relating to, in connection with or involving this Agreement. Accordingly, the parties hereto hereby waive the benefit of any rule of law or any legal decision that would require, in cases of uncertainty, that the language of a contract should be interpreted most strongly against the party who drafted such language.

         SECTION 5.11 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

                        [SIGNATURES APPEAR ON NEXT PAGE]




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
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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed as of the date first above written.

                                        ZONAGEN, INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:



                                        LAVIPHARM S.A.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:



                                        LAVIPHARM GROUP HOLDING S.A.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:




                                        TECHNOPHARM S.A.R.L.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                                                  EXECUTION COPY


                                        PARAMOUNT CAPITAL INVESTMENTS, LLC

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT F


                   FORM OF LEGAL OPINION OF COUNSEL TO PARENT


         Parent's counsel will deliver an opinion, subject to customary exceptions, limitations and qualifications, to the effect that:

         1. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         2. Parent has all requisite corporate power and authority to execute and deliver the Merger Agreement and to consummate the Merger and the other transactions contemplated by the Merger Agreement.

         3. The execution and delivery of the Merger Agreement by Parent and the consummation by Parent of the Merger and the other transactions contemplated by the Merger Agreement have been duly and validly authorized by all necessary corporate action and no other proceedings on the part of Parent are necessary to authorize the Merger Agreement or to consummate the Merger and the other transactions contemplated by the Merger Agreement other than, with respect to the Merger, the filing and recordation of such appropriate merger documents as required by Delaware Law.

         4. The Merger Agreement has been duly authorized and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the Company and each Company Stockholder, constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar law affecting creditors' rights generally and subject to the principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         5. The issue and sale of shares of Parent Common Stock to the stockholders of the Company pursuant to the Merger does not require registration pursuant to Section 5 of the Securities Act of 1933, as amended.

                                                                       EXHIBIT G


                           FORM OF FIRPTA CERTIFICATE

                      STATEMENT TO FOREIGN INTEREST HOLDER


                                                    Lavipharm Corp.
                                                    69 Princeton-Hightstown Road
                                                    East Windsor, NJ  08520
                                                    22-3744075
c/o Lavipharm S.A.
Agias Marinas Street
PB 59
Peania, Attica Greece  19002
094105528

         Section 1.897-2(h)(1) of the Internal Revenue Code of 1986, as amended (the "Code") provides that a domestic corporation must, within a reasonable period after receipt of a request from a foreign person holding an interest in it, inform that person whether the interest constitutes a U.S. real property interest. The undersigned hereby certifies the following on behalf of Lavipharm Crop. to Lavipharm S.A., its 49.38 percent shareholder:

         The stock of Lavipharm Corp. is not a U.S. real property interest within the meaning of section 897(c)(1) and Treasury Regulation section 1.897-1(c) of the Code.

         Under penalties of perjury, I declare that I have examined this certificate and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Lavipharm Corp.




Dated:  _____________________               By:  _______________________________

                                            Title: _____________________________

                                                                       EXHIBIT H


                    FORM OF LEGAL OPINION OF COMPANY COUNSEL

         The Company's counsel will deliver an opinion, subject to customary exceptions, limitations and qualifications, to the effect that:

         1._______The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         2._______The Company has all requisite corporate power and authority to execute and deliver the Merger Agreement and to consummate the Merger and the other transactions contemplated by the Merger Agreement.

         3._______The execution and delivery of the Merger Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated by the Merger Agreement have been duly and validly authorized by all necessary corporate action and no other proceedings on the part of the Company are necessary to authorize the Merger Agreement or to consummate the Merger and the other transactions contemplated by the Merger Agreement other than, with respect to the Merger, the filing and recordation of such appropriate merger documents as required by Delaware Law.

         4._______The Merger Agreement has been duly authorized and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and each Company Stockholder, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar law affecting creditors' rights generally and subject to the principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).


                                       H-1